THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

March 23, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of The Chubb Corporation, which will be held on April 25, 2006 at 10:00 a.m., local time, in the Amphitheater of our corporate headquarters located at 15 Mountain View Road, Warren, New Jersey 07059.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of 2006 Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Regardless of whether you are able to attend, it is important that your shares be represented at the meeting. You may vote over the internet as well as by telephone or by returning your proxy card. Directions for using these voting options are provided in the enclosed materials.

On behalf of the Board of Directors and the management of Chubb, I extend our appreciation for your continued support.

Yours sincerely,

John D. Finnegan Chairman, President and Chief Executive Officer

THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Tuesday, April 25, 2006 at 10:00 a.m., local time
PLACE	Amphitheater The Chubb Corporation 15 Mountain View Road Warren, New Jersey 07059
ITEMS OF BUSINESS	(1) To elect 13 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.
(2) To vote on the adoption of The Chubb Corporation Annual Incentive Compensation Plan (2006).
(3) To ratify the appointment of Ernst & Young LLP as independent auditor.
(4) To vote on a shareholder proposal regarding the manner in which directors are elected.
(5) To vote on a shareholder proposal regarding political contributions.
(6) To transact such other business as may be properly brought before the meeting or at any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournment or postponement thereof if you were a shareholder of record at the close of business on March 6, 2006.
ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

VOTING BY PROXY

To ensure your representation at the annual meeting, please fill in, sign, date and return the accompanying proxy card in the enclosed addressed envelope, or follow the instructions attached to the proxy card to vote using a touch-tone telephone or by accessing the internet. The giving of a proxy will not affect your right to revoke the proxy by appropriate written notice or to vote in person should you later decide to attend the annual meeting.

ADMISSION TO THE MEETING

You are entitled to attend the annual meeting if you were a shareholder as of the close of business on March 6, 2006. For admittance to the meeting, please be prepared to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee. The annual meeting will begin promptly at 10:00 a.m., local time. Please allow yourself ample time for the check-in procedures. Video and audio recording devices and other electronic devices will not be permitted at the meeting, and attendees may be subject to security inspections.

By order of the Board of Directors,

W. Andrew Macan Vice President and Secretary
March 23, 2006

THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Audit Committee Report	19
Purpose	19
Composition and Meetings	19
Charter and Self-Assessment	19
Appointment of Independent Auditor	19
Review of Financial Information	19
Critical Accounting Policies	20
Auditor Independence	20
Inclusion of Consolidated Financial Statements in Form 10-K	20
Organization & Compensation Committee Report	21
Compensation Policies	21
Compensation Strategy	21
Deductibility of Compensation in Excess of $1 Million	22
Components of Compensation	22
Base Salary	22
Annual Cash Incentive Awards for 2005	22
Long-Term Incentive Awards	23
2004 Employee Plan	24
TSR Awards	24
Restricted Stock and Restricted Stock Units	24
Benefits	25
Share Ownership	25
CEO Compensation	26
Executive Compensation	27
Summary Compensation Table	27
Option Grants in 2005	29
Aggregated Option Exercises in 2005 and Option Values on December 31, 2005	30
2005 Long-Term Incentive Plan Awards	30
Pension Program	31
Deferred Compensation Plans	33
Employment and Change in Control Agreements	33
Mr. Finnegan	33
Messrs. Motamed, O’Reilly and Degnan	36
Equity Compensation Plan Information	37
Security Ownership of Certain Beneficial Owners and Management	38
Certain Transactions and Other Matters	42
Transactions with Certain Shareholders	42
Transactions with Directors, Executive Officers and their Associates	42
Section 16(a) Beneficial Ownership Reporting Compliance	42
Stock Performance Graph	43
Proposal 1 Election of Directors	44
Proposal 2 Adoption of The Chubb Corporation Annual Incentive Compensation Plan (2006)	45
Proposal 3 Ratification of Appointment of Independent Auditor	48
Proposal 4 Shareholder Proposal Regarding the Manner in which Directors Are Elected	49
Proposal 5 Shareholder Proposal Regarding Political Contributions	51
Solicitation of Proxies	54
2007 Shareholder Proposals and Nominations	54
Annex A The Chubb Corporation Annual Incentive Compensation Plan (2006)	A-1
Annex B The Chubb Corporation Policy on Pre-Approval of Independent Auditor Services	B-1

ii

THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board has provided you with these proxy materials in connection with our solicitation of proxies to be voted at the annual meeting of shareholders. We will hold the annual meeting on Tuesday, April 25, 2006 in the Amphitheater at The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07059, beginning at 10:00 a.m., local time. Please note that throughout these proxy materials we may refer to The Chubb Corporation as “Chubb,” “we,” “us,” or “our.” We first began mailing this proxy statement and accompanying proxy card on or about March 23, 2006.

Who Can Vote

Our Board has set March 6, 2006 as the record date for the annual meeting. Shareholders of record of our common stock at the close of business on March 6, 2006 may vote at the annual meeting.

How Many Shares Can Be Voted

Each shareholder has one vote for each share of common stock owned at the close of business on the record date. On the record date, 207,361,528 shares of our common stock were outstanding.

How You Can Vote

Record Holders.   If your shares are registered in your name with Computershare Trust Company, N.A., our dividend agent, transfer agent and registrar, you are considered a shareholder of record, and these proxy materials are being sent directly to you by us. Shareholders of record can vote in person at the annual meeting or give their proxy to be voted at the meeting in any one of the following ways:

•       over the internet;

•       by telephone; or

•       by completing and mailing the enclosed proxy card.

The internet and telephone voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by using the internet or by telephone, please refer to the voting instructions attached to your proxy card. If you wish to vote using the enclosed proxy card, please specify your voting instructions using the boxes provided, sign, date and return your proxy card before the annual meeting, and we will vote your shares as you direct.

Chubb Plan Participants.   If you are a participant in our 401(k) plan (the Capital Accumulation Plan), your proxy will include all shares allocated to you in the plan (Plan Shares), which you may vote over the internet, by telephone, by completing and mailing the enclosed proxy card or by voting in person at the meeting. Your proxy will serve as a voting instruction for the trustee of the plan. If your voting instructions are not received by April 20, 2006 any Plan Shares you hold will be voted in proportion to the way the other plan participants vote their shares.

Brokerage and Other Account Holders.   You are considered to be the beneficial owner of shares held for you in an account by a broker, bank or other nominee. These proxy materials are being forwarded to you with respect to those shares by your broker, bank or nominee who is the shareholder of record. You have the right to direct your broker, bank or nominee on how to vote, and you may also attend the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card. Beneficial owners of shares who wish to vote at the meeting must obtain a legal proxy from their broker, bank or nominee and present it at the meeting. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of the broker, bank or nominee. Please refer to the voting instructions of your broker, bank or nominee for directions as to how to vote shares that you beneficially own.

Voting.   Whether you vote over the internet, by telephone or by mail, you can specify whether you wish to vote your shares for or have your vote withheld from all, some, or none of the nominees for election as director (Proposal 1 on the proxy card). You can also specify whether you vote for or against, or abstain from, Proposals 2, 3, 4 and 5. If you abstain, your vote will not count for or against Proposals 2, 3, 4 or 5.

If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends, which is “FOR” the election of each of the nominees for director as set forth under Proposal 1 below, “FOR” the adoption of The Chubb Corporation Annual Incentive Compensation Plan (2006) as described in Proposal 2 below, “FOR” ratification of the appointment of Ernst & Young LLP as independent auditor as described in Proposal 3 below, “AGAINST” the shareholder proposal regarding the manner in which directors are elected as described in Proposal 4 below, and “AGAINST” the shareholder proposal regarding political contributions as described in Proposal 5 below.

Revocation of Proxies

If you are a shareholder of record or a holder of Plan Shares, you may revoke your proxy at any time before it is exercised in any of four ways:

•       by notifying our Corporate Secretary of the revocation in writing;

•       by delivering a duly executed proxy card bearing a later date;

•       by properly submitting a new timely and valid proxy via the internet or by telephone after the date of the revoked proxy; or

•       by voting in person at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Required Votes

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum. For Proposal 1, election of directors, directors are elected by a plurality of the votes cast at the annual meeting. This means that the 13 nominees receiving the greatest number of votes will be elected as directors. Approval of the other proposals requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. Abstentions are counted as shares present at the meeting for purposes of determining a quorum. Similarly, shares which brokers do not have the authority to vote in the absence of timely instructions from beneficial owners (broker non-votes) also are counted as shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes are not considered votes cast and will not be counted either

“for” or “against” these proposals and, accordingly, will have no effect on the outcome of the vote for Proposals 1, 2, 3, 4 or 5.

Other Matters to be Acted upon at the Meeting

Our Board currently is not aware of any matters other than those specifically stated in the Notice of 2006 Annual Meeting, which are to be presented for action at the annual meeting. If any matter other than those described in this proxy statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Combined Annual Report and Form 10-K

We have prepared a combined Form 10-K and 2005 Annual Report to Shareholders in accordance with the rules of the Securities and Exchange Commission (the SEC). A copy of this combined report, which is not a part of the proxy soliciting materials, accompanies this proxy statement and proxy card. This report is available on our website at www.chubb.com. It also is available without charge by sending a written request to The Chubb Corporation, attention of the Corporate Secretary at 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

Important Notice about Security

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

CORPORATE GOVERNANCE

Commitment to Corporate Governance

Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the New York Stock Exchange (NYSE). The key components of this framework are set forth in the following documents:

•       our Restated Certificate of Incorporation;

•       our By-Laws;

•       our Audit Committee Charter;

•       our Corporate Governance & Nominating Committee Charter;

•       our Organization & Compensation Committee Charter;

•       our Corporate Governance Guidelines;

•       our Code of Business Conduct; and

•       our Code of Ethics for CEO and Senior Financial Officers.

Copies of each of these documents are available on our website at www.chubb.com. Copies also are available without charge by sending a written request to our Corporate Secretary.

Corporate Governance Guidelines

Our Corporate Governance Guidelines address a number of policies and principles employed in the operation of our Board and our business generally, including our policies with respect to:

•       the size of our Board;

•       director independence and minimum qualifications;

•       factors to be considered in selecting candidates to serve on our Board;

•       director nominating procedures, including the procedures by which shareholders may propose director candidates;

•       director election standards and our policy with respect to directors who do not receive a majority of the votes cast in uncontested elections;

•       term limits, director retirement, director resignations upon job change and Board vacancies;

•       directors’ outside directorships and outside audit committee service;

•       role and responsibilities of the independent Lead Director;

•       director responsibilities;

•       director attendance at Board meetings, committee meetings and the annual shareholders’ meeting;

•       executive sessions of our independent directors;

•       director access to management and our Board’s ability to retain outside consultants;

•       director compensation;

•       stock ownership guidelines for directors and certain employees;

•       administration of our legal compliance and ethics program;

•       charitable contributions and related party transactions;

•       director orientation and continuing education;

•       management succession and evaluation of the Chief Executive Officer;

•       annual self-assessments of the Board and each of the Audit Committee, the Corporate Governance & Nominating Committee (the Governance Committee) and the Organization & Compensation Committee (the Compensation Committee); and

•       shareholder access to our Board and Audit Committee.

Director Qualifications and Candidate Considerations

Our Board has established the Governance Committee which is comprised solely of directors satisfying the independence requirements of the NYSE. A copy of the charter of the Governance Committee is available on our website at www.chubb.com. Copies also are available by sending a written request to our Corporate Secretary. The Governance Committee is responsible, among other things, for:

•       recruiting qualified independent directors, consisting of persons with diverse backgrounds and skills who have the time and ability to exercise independent judgment and perform our Board’s function effectively and who meet the needs of our Board; and

•       identifying the respective qualifications needed for directors serving on the committees of the Board and serving as chairmen of such committees, recommending to the Board the nomination of persons meeting such respective qualifications to the appropriate committees of the Board and as chairmen of such committees, and taking a leadership role in shaping our corporate governance policies.

We require that a majority of the directors on our Board meet the criteria for independence under applicable law and the rules of the NYSE. We believe that variety in the lengths of service among the directors benefits us. Accordingly, we do not have term limits for service on our Board. As an alternative to term limits, all director nominations are considered annually by the Governance Committee. Individuals who would be age 72 or older at the time of election are ineligible for nomination to serve on our Board. While our Board does not require that in every instance directors who retire or change from the position they held when they were elected to the Board resign, it does require that the Governance Committee consider the desirability of continued Board membership under the circumstances.

The Governance Committee considers a number of factors in selecting director candidates, including:

•       the personal and professional ethics, integrity and values of the candidate;

•       the independence of the candidate under legal, regulatory and other applicable standards, including the ability of the candidate to represent all of our shareholders without any conflicting relationship with any particular constituency;

•       the diversity of the existing Board, so that we maintain a diverse body of directors, with diversity reflecting gender, ethnic background, and geographic and professional experience;

•       whether the professional experience and industry expertise of the candidate will complement that of the existing Board;

•       the compatibility of the candidate with the existing Board;

•       the length of tenure of the members of the existing Board;

•       the number of other public company boards of directors on which the candidate serves or intends to serve, with the general expectation that the candidate would not serve on the boards of directors of more than four other public companies;

•       the number of public company audit committees on which the candidate serves or intends to serve, with the general expectation that, if the candidate is to be considered for service on our Audit Committee, the candidate would not serve on the audit committees of more than two other public companies;

•       the candidate’s service on the boards of directors of other for profit, not-for-profit, trade associations or industry associations;

•       the ability and willingness of the candidate to devote sufficient time to carrying out his or her Board duties and responsibilities effectively;

•       the commitment of the candidate to serve on our Board for an extended period of time; and

•       such other attributes of the candidate and external factors as the Governance Committee deems appropriate.

The Governance Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

Director Independence

Our Governance Committee reviews each director’s independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our Board will be considered independent unless the Governance Committee determines that the director has no material relationship with us that would affect the director’s independence and that the director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a director has a relationship with us that could affect his or her independence, we have identified in our Corporate Governance Guidelines the following categories of relationships which should not affect a director’s independence and therefore are deemed immaterial:

•       charitable contributions made by us to any organization:

•        pursuant to our Matching Gifts Program on terms applicable to employees and directors;

•        in amounts that do not exceed $25,000 per year; or

•        that have been approved by the Governance Committee;

•       commercial relationships with any entity or organization where the annual sales to, or purchases from, us are less than two percent of our annual revenue and less than two percent of the annual revenue of the other entity or organization; and

•       insurance, reinsurance and other risk transfer arrangements entered into in the ordinary course of business on an arm’s length basis.

Although not required by law or the NYSE, because we act primarily as a holding company, our Board believes that it is in our best interest and the best interest of our shareholders for our principal operating subsidiary, Federal Insurance Company, to have a majority of its directors meet the criteria for independence applicable to our directors. Accordingly, for 2005, as the sole shareholder of Federal Insurance Company, we elected to its Board of Directors all of the members of our Board, and the Board of Directors of Federal Insurance Company appointed the individuals who serve as members of our Board’s committees to serve on the same committees of the Board of Directors of Federal Insurance Company.

Our Board believes that such board and committee responsibilities are consistent with the independence requirements applicable to service on our Board and its committees and that simultaneous service on our Board and on the Board of Directors of Federal Insurance Company and their respective committees enhances the effectiveness of such service.

Our Board reviewed director independence in 2005 based on the assessment of the Governance Committee. During this review, our Board considered relationships and transactions during the year between each director, or any member of the director’s immediate family, and us. As a result of its review, our Board determined that each of our directors, other than Mr. Finnegan, who is our Chairman, President and Chief Executive Officer, is independent. In reaching this determination, the Board noted the following charitable contributions which were previously approved by the Governance Committee:

•       In 2005, we made a contribution of $60,000 to the Institute for Civil Justice, a part of RAND Corporation. We have been a long time supporter of the Institute. Until January 2004, one of our directors, Raymond G.H. Seitz, served as an advisor to RAND Europe, which is also a subsidiary of RAND. Ambassador Seitz did not receive compensation from RAND Europe in connection with his advisory services.

•       In 2005, we donated the sixth annual $80,000 installment of an $800,000 pledge we made in February 2000 to the Friends of the National Zoo (which pledge is to be paid in ten equal annual installments commencing in 2000). The National Zoo is part of the Smithsonian Institution, which employs two of our directors. Lawrence M. Small is Secretary of the Smithsonian Institution and Sheila P. Burke is its Deputy Secretary and Chief Operating Officer. The husband of one of our directors, Karen Hastie Williams, retired from his position as a Regent of the Smithsonian Institution on December 31, 2004.

Our Board determined that none of these relationships impaired the independence of any director.

Nominating Procedures

The primary purpose of our nominating procedures is to identify and recruit outstanding individuals to serve on our Board. Our Board has delegated responsibility for identifying director candidates to the Governance Committee, which meets periodically to consider the slate of nominees for election at our next annual meeting. If appropriate, the Governance Committee schedules follow-up meetings and interviews with potential candidates. The Governance Committee submits its recommended nominee slate to our entire Board for approval.

The Governance Committee will consider candidates recommended by directors, members of management and our shareholders. In addition, the Governance Committee may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.

The procedures for shareholders to propose director candidates are set forth in Article I, Section 10 of our By-Laws. For a shareholder proposed candidate to be considered, in addition to complying with the notice period described in our By-Laws, the shareholder must provide:

•       all information relating to each person whom the shareholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (Exchange Act), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected;

•       the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•       the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

The Governance Committee may make such additional inquiries of the candidate or the proposing shareholder as the Governance Committee deems appropriate. This information is necessary to allow the Governance Committee to evaluate the shareholder’s proposed candidate on the same basis as those candidates referred through directors, members of management or by consultants the Governance Committee retains. The Governance Committee will not consider any candidate who it concludes does not meet its minimum director qualifications described above.

Shareholders wishing to propose a candidate for consideration should refer to Article I, Section 10 of our By-Laws, the section of this proxy statement entitled “2007 Shareholder Proposals and Nominations” and the SEC rules relating to shareholder proposal submission procedures.

Director Election Procedures

Pursuant to New Jersey law, our directors are elected by a plurality of the votes cast.  To address the possibility of a director-nominee being elected, but receiving a majority of “withheld” votes, we have adopted a corporate governance guideline.  This guideline provides that, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation within 90 days following the date of the shareholders’ meeting. These procedures are described in full in our Corporate Governance Guidelines.

Lead Director

Our Board annually elects an independent director to serve as Lead Director to ensure our Board’s independence and proper functioning when, as is currently the case, the offices of Chief Executive Officer and Chairman of the Board are combined. The Lead Director has the following authority:

•       to call special meetings of the Board;

•       to call special meetings of any committee of the Board;

•       with the consent of a majority of the members of our Board’s Executive Committee, to call special meetings of the shareholders;

•       in the absence of the Chairman of the Board, to preside at meetings of the Board;

•       to preside at all executive sessions of the non-management directors and the independent directors;

•       in the absence of the Chairman of the Board, to preside at shareholders’ meetings;

•       to provide direction regarding the meeting schedule, information to be sent to the Board and the agenda for the Board meetings to assure that there is sufficient time for discussion of all agenda items;

•       at the Lead Director’s election, to attend committee meetings of any committee on which he or she is not otherwise a member;

•       to hire independent legal, financial or other advisors as he or she deems desirable or appropriate, without consulting or obtaining the approval of any member of management in advance; and

•       to exercise such additional powers as may be conferred upon the office of Lead Director by resolution of the Board or the Governance Committee from time to time.

The Lead Director serves on our Board’s Executive Committee and is eligible to serve on any or all other committees of the Board. The office of Lead Director is not subject to term limits. Joel J. Cohen has served as our Lead Director since December 2003 when our President and Chief Executive Officer, John D. Finnegan, succeeded Mr. Cohen as Chairman of the Board.

Contacting our Board of Directors and Audit Committee

Director Communications

Shareholders interested in contacting our Board, the Chairman of the Board, the Lead Director or any individual director are invited to do so by writing to them in care of the Corporate Secretary at:

The Chubb Corporation

15 Mountain View Road

P.O. Box 1615

Warren, New Jersey 07061-1615

Complaints and concerns relating to our accounting, internal controls over financial reporting or auditing matters should be communicated to our Audit Committee using the procedures described below. Shareholder communications addressed to a particular director will be referred to that director. All other shareholder communications addressed to our Board will be referred to our Lead Director and tracked by the Corporate Secretary.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal controls over financial reporting  or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through our General Counsel by writing to:

Executive Vice President and General Counsel

The Chubb Corporation

15 Mountain View Road

P.O. Box 1615

Warren, New Jersey 07061-1615

GeneralCounsel@chubb.com

All such concerns will be reviewed under the Audit Committee’s direction and oversight by the General Counsel, Internal Audit, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

Our Code of Business Conduct provides that we will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Required Certifications

As of the mailing date of this proxy statement, our Chief Executive Officer and Chief Financial Officer have timely delivered the certifications required under applicable rules of the SEC and the NYSE.

Meeting Attendance and Related Matters

Our directors are expected to attend all Board meetings, meetings of committees on which they serve and the annual meeting of shareholders. Except for three directors who had unavoidable schedule conflicts, all of our directors attended the 2005 annual meeting of shareholders. Directors also are expected to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The Chairman of the Board generally presides at all Board meetings and the Lead Director presides at all executive sessions of our non-management and independent directors.

All of our directors also are directors of our principal insurance company subsidiary, Federal Insurance Company. It is the practice of our Board to hold concurrent meetings with the Board of Directors of Federal Insurance Company. In 2005, our Board met nine times. All of our directors attended at least 75% of the meetings of our Board and the committees on which they served.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent auditor. The Audit Committee also is responsible for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent auditor, the performance of our internal audit function and independent auditor and other significant financial matters. Our Board has designated Joel J. Cohen, James M. Cornelius and Daniel E. Somers as our “audit committee financial experts” (as defined by SEC rules). Mr. Cornelius currently serves on the audit committees of three other public companies. Our Board has determined that this service does not impair Mr. Cornelius’ ability to effectively serve on our Audit Committee. In 2005, the Audit Committee met eight times. The Audit Committee Report for 2005 is set forth in this proxy statement.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executives. The Compensation Committee’s primary responsibilities include establishing general compensation policies and overseeing the development and implementation of compensation and benefit programs. The Compensation Committee also evaluates the performance and sets the compensation of our Chief Executive Officer. In addition, the Compensation Committee recommends the form and amount of compensation for the non-management directors of our Board, subject to review by the Governance Committee and approval by the Board. The Compensation Committee’s duties also include administering several of our incentive compensation and equity plans. In 2005, the Compensation Committee met five times. The Organization & Compensation Committee Report for 2005 is set forth in this proxy statement.

Executive Committee

The Executive Committee, which consists of our Chairman, President and Chief Executive Officer, our Lead Director and the Chairmen of each of our Board committees, is responsible for overseeing our business, property and affairs during the intervals between the meetings of the Board, if necessary. The Executive Committee did not meet during 2005.

Finance Committee

The Finance Committee oversees and regularly reviews the purchase and sale of securities in our investment portfolio. In 2005, the Finance Committee met four times.

Governance Committee

The Governance Committee assists our Board in identifying individuals qualified to become members of the Board and oversees the annual evaluation of the Board and each committee. As provided in its charter, the Governance Committee also makes recommendations to the Board on a variety of corporate governance and nominating matters, including recommending standards of independence, director nominees, appointments to committees of the Board, designees for chairmen of the committees, non-employee director compensation and corporate governance guidelines. In 2005, the Governance Committee met six times.

Pension & Profit Sharing Committee

The Pension & Profit Sharing Committee oversees and regularly reviews our retirement and profit sharing plans.  In 2005, the Pension & Profit Sharing Committee met three times.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of Chubb or any of our subsidiaries. There were no Compensation Committee interlocks, within the meaning of the SEC’s proxy rules, with other companies during 2005.

Directors’ Compensation

Cash Compensation

Non-employee directors received the following cash compensation:

	2005	2004
Annual Director Stipend	$35,000	$35,000
Lead Director Annual Supplemental Stipend	50,000	50,000
Fee Per Board and Committee Meeting	1,500	1,500
Annual Committee Stipend	7,500	7,500
Audit Committee and Compensation Committee Chairmen’s Stipend (in lieu of regular committee stipend)	15,000	15,000
Governance Committee Chairman’s Stipend (in lieu of regular committee stipend)	10,000	10,000

Under our Deferred Compensation Plan for Directors, directors who are not officers or employees of Chubb or any of our subsidiaries may defer receipt of all or a portion of their cash compensation. The amounts are payable at the option of the director either upon the director’s termination of service or at a specified date chosen by the director. This plan provides that amounts deferred may be invested in:

•       a cash account which earns interest at the prime rate;

•       a market value account with units based on the market value of our common stock; or

•       a shareholder’s equity account with units based on the book value of our common stock.

Our Board has adopted guidelines suggesting that eligible non-employee directors voluntarily defer 50% of all stipends into a market value account. A participant may elect to receive the compensation deferred in either a lump sum or in annual installments. All amounts are paid in cash except for the market value account which is paid in shares of our common stock. At December 31, 2005, deferred compensation accounts were maintained for nine directors, of which seven directors are currently deferring compensation pursuant to this plan. For 2005, directors deferred an aggregate of $272,875 of compensation.

At December 31, 2005, the aggregate account values reflecting directors’ deferrals and earnings on such deferrals were as follows:

Cash Account	$63,368
Market Value Account	$3,745,211
Shareholder’s Equity Account	$470,397

During 2005, Messrs. Seitz and Small recognized imputed income of $2,078 and $253, respectively, in connection with life insurance policies purchased prior to 2002 under our Estate Enhancement Program. The cost of the life insurance policies to us will not exceed the after-tax cost we expect to incur in connection with the payment of previously deferred amounts under the Deferred Compensation Plan for Directors. No policies have been purchased since the enactment of the Sarbanes-Oxley Act of 2002.

Equity Compensation

The Chubb Corporation Stock Option Plan for Non-Employee Directors was originally adopted by the Board and approved by shareholders in 1988. From 1988 through 2001 it was amended three times to adjust the number of shares issuable thereunder. In 2004, our shareholders voted to replace The Chubb Corporation Stock Option Plan for Non-Employee Directors with The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) (the 2004 Director Plan).

The 2004 Director Plan is administered by the Governance Committee. Subject to adjustment upon the occurrence of certain events described below, a maximum of 250,000 shares may be issued under the 2004 Director Plan in respect of annual and discretionary stock-based awards. The 2004 Director Plan provides for a specific level of annual grants to be made to each non-employee director in the form of performance shares and stock units. The 2004 Director Plan also authorizes the Governance Committee to make additional grants in its discretion which may be in the form of performance shares, performance units, stock awards, stock units, stock options or stock appreciation rights. Each of the 12 non-employee directors who we expect to continue serving on our Board after the annual meeting will be eligible to receive awards under the 2004 Director Plan.

Effective immediately following the annual meeting of our shareholders occurring in each calendar year during which the 2004 Director Plan is in effect, each non-employee director then in office will receive an annual grant comprised of performance shares and stock units, where the ratio of performance shares to stock units is three to one. The number of performance shares and stock units in each annual grant will be established so that the aggregate value of the annual grant will be approximately $90,000 (or such higher amount not greater than the value of 1,500 shares of our common stock, as the Governance Committee may determine). The 2004 Director Plan also authorizes the Governance Committee to make grants to non-employee directors in addition to the annual grants described in the preceding paragraph. These discretionary grants may be made in the form of any type of award authorized for grant under the 2004 Director Plan. It is currently anticipated that discretionary grants will be made to address special circumstances, such as when one or more non-employee directors are called upon to provide services to us above and beyond that required of non-employee directors generally. The Governance Committee also may exercise this discretionary authority to make awards to any non-employee director who is first elected to the Board other than at the time of an annual shareholders meeting.

Performance shares or units comprise 75% of each annual grant. The payment of performance shares and performance units is conditioned upon meeting one or more specified performance goals. Subject to the Governance Committee’s discretion to adjust the applicable performance goal as it deems equitable to reflect unusual or non-recurring events affecting us or changes in tax law or accounting principles or other factors, the performance goal with respect to any such annual grant will be the total return to our shareholders, inclusive of dividends paid, during the applicable performance period, determined relative to the total shareholder return of the companies included in the Standard & Poor’s 500 Index on the date the annual grant is made, who will have continued to file public reports which will allow us to perform such comparison for the entire time covering the performance period. The Governance Committee may provide that, depending on actual performance measured against the stated performance goals, the amount payable in respect of performance shares and units will range from 0% to 200% of the target grant for each such award. A non-employee director whose service as a member of the Board terminates during a performance cycle will be entitled to receive the same payment in respect of performance shares (including those made as part of the annual grant) and performance units, without proration, that would have been payable had his or her service continued until the end of the applicable performance cycle. Any amount payable to a departed non-employee director will generally be paid at the same time as amounts in respect of similar awards are paid to other participants in the 2004 Director Plan (or at such earlier time as the Governance Committee may permit). However, if a non-employee director is removed from the Board for cause (or resigns in anticipation of such removal), the director will forfeit all rights to receive any payment in respect of his or her outstanding performance shares or performance units.

Stock or stock units comprise 25% of each annual grant. These awards fully vest immediately upon grant. However, if a non-employee director is removed from the Board for cause (or resigns in anticipation of such removal), the director will forfeit all rights to receive any payment in respect of his or her outstanding stock units.

Director Stock Ownership Guidelines

In June 2003, our Board adopted a stock ownership guideline which provides that, within five years of the later of first being elected and the date of the guideline’s adoption, a director should achieve an ownership level in our common stock or common stock equivalents, such as market value equivalents, which has a value equal to five times the annual stipend paid to non-employee directors for Board service.

Director’s Charitable Award Program

Effective January 1, 1992, we established the Director’s Charitable Award Program. Under the program, which is administered by the Compensation Committee, each non-employee director following his or her first election to the Board by shareholders may recommend that we direct one or more charitable contributions totaling up to $500,000 to eligible tax exempt organizations. The program may be funded by us through, among other things, the purchase of life insurance policies on the lives of the directors. Generally, eligible directors are paired for purposes of buying second-to-die life insurance policies. The proceeds of these policies are used to fund the contributions to the organizations selected by the directors upon the death of the second paired director. At March 6, 2006, 10 current directors were participating in the program. We may amend or terminate the program at our election at any time. In addition, the director is entitled to change his or her designated charities at any time.

OUR BOARD OF DIRECTORS

Our Board oversees our business operations, assets, affairs and performance. In accordance with our long-standing practice, each of our directors other than our Chief Executive Officer is independent. Our Corporate Governance Guidelines provide that no director may be nominated to a new term if the director would be age 72 or older at the time of election.

The name, age, length of service on our Board and principal occupation of each incumbent director, together with certain other biographical information, are set forth below. Our shareholders elected each of this year’s nominees to serve as directors during 2005. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held. The age of each director is as of April 25, 2006, the date of the annual meeting.

ZOË BAIRD (Age 53)

Director since 1998

Zoë Baird is President of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, particularly in the areas of health care and national security.

Ms. Baird’s career spans business, government and academia. She has been Senior Vice President and General Counsel of Aetna, Inc., a senior visiting scholar at Yale Law School, counselor and staff executive at General Electric Co., and a partner in the law firm of O’Melveny and Myers. She was Associate General Counsel to President Jimmy Carter and an attorney in the Office of Legal Counsel of the Department of Justice. She served on President Clinton’s Foreign Intelligence Advisory Board from 1993 - 2001 and on the International Competition Policy Advisory Committee to the Attorney General. Ms. Baird served on the Technology & Privacy Advisory Committee to the Secretary of Defense in 2003 - 2004, which advised on the use of technology to counter terrorism. She is on a number of non-profit and corporate boards, including the Convergys Corporation, Boston Properties, Brookings Institution and IBM’s World Community Grid Advisory Board, among others.

SHEILA P. BURKE (Age 55)
Director since 1997

Deputy Secretary and Chief Operating Officer, Smithsonian Institution, since December 2003. Ms. Burke previously was Under Secretary for American Museums and National Programs, Smithsonian Institution, from June 2000 to December 2003 and Executive Dean and Lecturer in Public Policy of the John F. Kennedy School of Government, Harvard University, from November 1996 until June 2000. Ms. Burke is also a Trustee of the American Board of Internal Medicine Foundation, the University of San Francisco and is a member of the Medicare Payment Advisory Commission. Ms. Burke also serves on the boards of Wellpoint Inc., the Kaiser Commission on the Future of Medicaid and Uninsured and The National Advisory Council at the Center for State Health Policy. Ms. Burke also serves as Chair of the Kaiser Family Foundation.

JAMES I. CASH, JR. (Age 58)
Director since 1996

Retired from The James E. Robison Professor of Business Administration, Harvard University. Dr. Cash was a member of the Harvard Business School faculty from July 1976 to October 2003. He also serves on the boards of General Electric Company, Microsoft Corporation and Phase Forward Inc. Dr. Cash also serves on the boards of Massachusetts General Hospital, Partners Healthcare and Newton Wellesley Hospital.

JOEL J. COHEN (Age 68)
Director since 1984

Chairman and Co-Chief Executive Officer of Sagent Advisors Inc., a financial advisory firm, since September 2003. Mr. Cohen has been Lead Director of Chubb’s Board of Directors since December 2003 and was Chairman of the Board (non-executive) from December 2002 to December 2003. Mr. Cohen previously was Managing Director and co-head of Global Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), a leading investment and merchant bank, until his retirement in November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of the law firm Davis Polk & Wardwell. Mr. Cohen also serves on the boards of Borders Group, Inc. and Maersk, Inc.

JAMES M. CORNELIUS (Age 62)
Director since 1998

Chief Executive Officer and Board Chairman of Guidant Corporation effective November 15, 2005. Mr. Cornelius served as non-executive Board Chairman of Guidant Corporation from August 2000 until November 2005. On January 25, 2006, Guidant announced it was being acquired by Boston Scientific Corporation with closing anticipated in the first quarter of 2006. Mr. Cornelius previously had served as executive Chairman of Guidant from 1995 until his retirement as an employee in August 2000. Mr. Cornelius serves on the boards of Guidant Corporation, DirecTV Group, Bristol-Myers Squibb, Given Imaging, Ltd. and The National Bank of Indianapolis Corporation.

JOHN D. FINNEGAN (Age 57)
Director since 2002

President and Chief Executive Officer of The Chubb Corporation since December 2002 and Chairman since December 2003. Mr. Finnegan previously had been Executive Vice President of General Motors Corporation, which is primarily engaged in the development, manufacture and sale of automotive vehicles, and Chairman and President of General Motors Acceptance Corporation, a finance company and subsidiary of General Motors Corporation, from May 1999 to December 2002. He was Vice President and Group Executive of General Motors and also President of General Motors Acceptance Corporation from November 1997 to April 1999. Mr. Finnegan was associated with General Motors from 1976 to December 2002. Mr. Finnegan also serves on the Board of Directors of Merrill Lynch & Co., Inc. and the Board of the United Negro College Fund.

KLAUS J. MANGOLD (Age 62)
Director since 2001

Executive Advisor to the Chairman of DaimlerChrysler AG since December 2003. Dr. Mangold previously served as a member of the Board of Management of DaimlerChrysler AG and as Chairman of the Board of Management of DaimlerChrysler Services AG, a provider of financial services and a subsidiary of DaimlerChrysler AG, until December 2003. DaimlerChrysler AG is primarily engaged in the development, manufacture, distribution, sale and financing of a wide range of automotive products. Dr. Mangold also serves on the boards of Metro AG, Magna International Inc. and Jenoptik AG. He is also a Vice Chairman of Rothschild and Cie, London-Paris and Chairman of the Advisory Board of Rothschild and Cie, Germany.

SIR DAVID G. SCHOLEY, CBE (Age 70)
Director since 1991

Senior Advisor, UBS Investment Bank, a global, integrated investment services firm and bank, since 1995. He is Chairman of Close Brothers Group plc. Sir David was formerly Executive Chairman of S.G. Warburg & Co. Ltd., and a Director of Vodafone Group plc, Anglo American plc, General Electric Companies plc, British Telecom plc, J. Sainsbury plc, Bank of England and British Broadcasting Corporation. He also was Chairman of the Trustees of the National Portrait Gallery, London and a Trustee of the Glyndebourne Arts Trust.

RAYMOND G.H. SEITZ (Age 65)
Director since 1994

Vice Chairman, Lehman International (Europe), a global investment bank, from April 1995 to April 2003, following his retirement as Ambassador of the United States of America to the Court of St. James’s. Ambassador Seitz serves on the board of PCCW. He also was appointed to the Special Committee of the Board of Hollinger International Inc. and to its full Board in July 2003. In May 2004, Ambassador Seitz was named Contributing Editor to Conde Nast Traveller magazine (UK).

LAWRENCE M. SMALL (Age 64)
Director since 1989

Secretary of the Smithsonian Institution since January 2000. The Smithsonian Institution is the world’s largest museum and research complex, with 18 museums and galleries, the National Zoo, and several research facilities around the world. Mr. Small previously had been President and Chief Operating Officer of Fannie Mae, a shareholder-owned, New York Stock Exchange listed company and the nation’s largest source of financing for home mortgages, from 1991 to 2000. Mr. Small also serves on the boards of Marriott International, Inc., New York City’s Spanish Repertory Theatre, the National Gallery of Art, the John F. Kennedy Center for the Performing Arts and the Woodrow Wilson International Center for Scholars.

DANIEL E. SOMERS (Age 58)
Director since 2003

Vice Chairman of Blaylock and Partners LP, an investment banking firm, since January 2002. Mr. Somers previously had been President and Chief Executive Officer of AT&T Broadband, a provider of cable and broadband services, from December 1999 to October 2001 and Senior Executive Vice President and Chief Financial Officer at AT&T Corp., a telecommunications company, from May 1997 to December 1999. Mr. Somers serves on the board of The Lubrizol Corporation. He is also Vice Chairman of the Board of Trustees of Stonehill College.

KAREN HASTIE WILLIAMS (Age 61)
Director since 2000

Partner, Crowell & Moring LLP, attorneys, from 1982 until her retirement in January 2005. Ms. Williams also serves on the boards of Continental Airlines Inc., Gannett Company, Inc., SunTrust Banks, Inc. and Washington Gas Light Holdings, Inc. She is also a Trustee of Amherst College, the Black Student Fund and the NAACP Legal Defense and Education Fund.

ALFRED W. ZOLLAR (Age 51)
Director since 2001

General Manager, Tivoli Software, IBM Corporation, which manufactures and sells computer services, hardware and software, since July 2004. Mr. Zollar previously had been General Manager, eServer iSeries, IBM Corporation, from January 2003 to July 2004; General Manager, Lotus Software, which designs and develops business software and was a subsidiary of IBM Corporation, from January 2000 to January 2003; General Manager, Network Computing Software Division, IBM Corporation from 1998 to 2000 and General Manager, Network Software, IBM Corporation, from 1996 to 1998. Mr. Zollar also serves on the board of the Executive Leadership Council and on the National Advisory Board of the National Society of Black Engineers.

COMMITTEE ASSIGNMENTS

Our Board has established six committees to assist the Board in fulfilling its responsibilities. Those committees are the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Governance Committee and the Pension & Profit Sharing Committee. The charter for each of the Audit, Compensation and Governance Committees, which are available on our website at www.chubb.com, requires that all members satisfy the independence requirements of the NYSE. The Governance Committee annually considers committee assignments, with appointments being effective as of the date of the annual shareholders’ meeting. Current members of our committees are identified below:

Audit Committee

James M. Cornelius (Chair)	Daniel E. Somers
Zoë Baird	Alfred W. Zollar
Joel J. Cohen

Compensation Committee

Daniel E. Somers (Chair)	Lawrence M. Small
Sheila P. Burke	Karen Hastie Williams

Executive Committee

John D. Finnegan (Chair)	James M. Cornelius
James I. Cash, Jr.	Daniel E. Somers
Joel J. Cohen

Finance Committee

John D. Finnegan (Chair)	David G. Scholey
Sheila P. Burke	Raymond G.H. Seitz
Klaus J. Mangold	Alfred W. Zollar

Governance Committee

James I. Cash, Jr. (Chair)	Joel J. Cohen
Zoë Baird	Karen Hastie Williams

Pension & Profit Sharing Committee

Sheila P. Burke	Raymond G.H. Seitz
Klaus J. Mangold	Alfred W. Zollar
David G. Scholey

AUDIT COMMITTEE REPORT

Purpose

The Board has formed the Audit Committee to assist the Board in monitoring:

•       the integrity of our financial statements;

•       our compliance with legal and regulatory requirements;

•       the independence and qualifications of our independent auditor; and

•       the performance of our internal auditors and independent auditor.

Composition and Meetings

The Audit Committee is composed of five directors, each of whom our Board has determined to be independent and each of whom satisfies the applicable legal and regulatory independence requirements. Mr. Cornelius serves as the chairman of the Audit Committee and our Board also has designated him, together with Messrs. Cohen and Somers, as the audit committee financial experts. The Governance Committee and the full Board consider Audit Committee membership annually. Committee appointments are effective as of the date of the annual meeting. In addition to Messrs. Cornelius, Cohen and Somers, Ms. Baird and Mr. Zollar currently serve on the Audit Committee. The Audit Committee met eight times during 2005.

Charter and Self-Assessment

The Audit Committee operates pursuant to its written charter, which has been approved by the Audit Committee and our entire Board. The Audit Committee Charter is subject to review at least annually. It was last revised in February 2005.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2005, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Appointment of Independent Auditor

Under its charter, the Audit Committee, among other things, is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditor. The Audit Committee has recommended to the Board that Ernst & Young’s appointment as independent auditor be submitted for ratification by Chubb’s shareholders. This matter is described in this proxy statement under the heading “Proposal 3, Ratification of Appointment of Independent Auditor.”

Review of Financial Information

Management is responsible for our internal controls over the financial reporting process and the independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The Audit Committee is charged with overseeing and monitoring these activities on behalf of the Board. During 2005 and the first quarter of 2006, the Audit Committee reviewed and discussed with management and the independent auditor our quarterly financial statements, our audited consolidated financial statements for the year ended December 31, 2005 and the results of the independent auditor’s review of our 2005 quarterly financial statements. In particular, the Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and SEC Final Rule Release Nos. 33-8183 and 33-8183a.

Critical Accounting Policies

During its discussions with the independent auditor, the Audit Committee reviewed our critical accounting policies and practices and alternative treatments of financial information.

Auditor Independence

The Audit Committee received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the firm’s independence and objectivity. The Audit Committee reviewed and approved all fees of the independent auditor for the years ended December 31, 2005 and 2004, and determined that the provision of these services is compatible with maintaining the independence of the independent auditor.

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC during the first quarter of 2006.

The foregoing report has been furnished by the following members of the Board who comprise the Audit Committee:

James M. Cornelius (Chair)	Daniel E. Somers
Zoë Baird	Alfred W. Zollar
Joel J. Cohen

This Audit Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act unless we specifically incorporate it by reference.

ORGANIZATION & COMPENSATION COMMITTEE REPORT

The Compensation Committee, which establishes and administers our compensation program, has furnished the following report for 2005.

Compensation Policies

Our compensation program is designed to align shareholders’ interests with our business strategy, values and management initiatives based on the following principles:

•       a substantial portion of management’s compensation should depend on our overall financial performance;

•       members of senior management should be encouraged to own our stock;

•       we should attract and retain superior executives by providing them with the opportunity to earn competitive total compensation packages that are aligned with company and individual performance;

•       we should reward individual results by recognizing performance through salary, annual cash incentives and long-term incentives; and

•       we should manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

Compensation Strategy

In 2005, the Compensation Committee continued utilizing the principles and policies it has employed in the past to guide the design and implementation of, and decisions relating to, compensation. To assess the competitiveness of total compensation opportunities for our Chief Executive Officer and the other executive officers in the Summary Compensation Table (with Mr. Finnegan, the named executive officers) and to validate their pay and performance relationship, the Compensation Committee utilized a peer group of 23 companies in the property and casualty insurance and financial services industries. The compensation program for our named executive officers is designed to target long-term incentive and total compensation in the second quartile of the peer group discussed above. For compensation benchmarking for other members of senior management, the Compensation Committee utilizes a variety of broader industry surveys, which include companies in the property and casualty insurance industry and the insurance and financial services peer group, and assesses data for positions of similar scope and responsibility. The total compensation program for senior management emphasizes performance-based compensation as a significant portion of the total pay mix.

To assist in the analysis of 2005 executive pay, the Compensation Committee engaged a nationally recognized independent compensation consultant to review and assess our compensation program. Its study indicated that our compensation program provided competitive total pay opportunities for named executive officers reflective of our compensation strategy, and that total pay received for the prior year was aligned generally with our relative performance versus peers. In addition, during the first quarter of 2006, the Compensation Committee approved the form of tally sheet prepared by the Compensation Committee’s independent compensation consultant for evaluating the compensation and benefits extended to the named executive officers, including the accumulated and unrealized gain attributable to stock-denominated incentive awards, the value of retirement benefits, and our financial obligations to each of the executives in the event of any of several employment termination scenarios.

Deductibility of Compensation in Excess of $1 Million

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), compensation paid to certain named executive officers in excess of $1 million per year is not deductible for federal income tax purposes unless the compensation is “performance-based” as described in the regulations under Section 162(m). The Compensation Committee understands the desirability of designing compensation in a manner which avoids non-deductibility under Section 162(m), but also recognizes the need to structure competitive pay packages that properly incentivize management and align their interests with those of our shareholders. For 2005, almost all of the compensation paid to our named executive officers is deductible.

Components of Compensation

The primary components of our compensation program for senior management are:

•       base salary;

•       annual cash incentive awards;

•       long-term incentive awards; and

•       benefits.

The level of annual cash and long-term incentive awards, which constitute the majority of the compensation opportunity for members of senior management, varies with corporate, business unit and individual performance.

Base Salary

Amounts paid as base salary, including merit salary increases, are determined by:

•       the employee’s individual performance;

•       salary level within the established pay range for the individual’s position;

•       salaries offered in the industry for comparable positions; and

•       in the case of our Chief Executive Officer, reference to his employment agreement.

The Compensation Committee monitors the factors described above and periodically approves changes in base salary for members of senior management.

Annual Cash Incentive Awards for 2005

Annual cash incentive compensation for employees is determined and paid pursuant to our Annual Incentive Compensation Plan (2001) (the 2001 Annual Plan). In March 2005, the Compensation Committee established the 2005 target award pool, the annual performance goals and the payout schedules for plan participants. The annual performance goals established related to our combined ratio and operating income—to which the Compensation Committee assigned a weight of 70% to the combined ratio and a weight of 30% to operating income. Under the payout schedule adopted by the Compensation Committee in March 2005, the pool could range in size from 0% to 200% of the target dollar award for all participants covered by the 2001 Annual Plan. Our year-end 2005 performance resulted in a combined ratio of 92.3% and operating income of $1,578,200,000. As a result, the company achieved each of the annual performance goals, which would have resulted in an award pool of 100% of target. Nevertheless, in light of the company’s strong performance in 2005 and the impact of high catastrophe losses, the Compensation

Committee determined, other than with respect to the named executive officers, that the award pool would be funded at 130% of target. In so doing, the Compensation Committee noted:

•       Chubb produced its third consecutive year of record earnings despite unusually high catastrophe losses in 2005;

•       the strong performance of Chubb’s stock price relative to both the property and casualty industry as a whole and to the S&P 500 Index;

•       Chubb’s continued success at cost containment;

•       significant achievements in the areas of risk reduction;

•       the highly successful transfer of the ongoing business of Chubb Re, Inc. to Harbor Point Limited; and

•       public recognition of Chubb’s efforts in recruitment, development and advancement of women in business and for diversity.

Taking into account Chubb’s strong financial performance and other significant accomplishments in 2005 and Chubb’s operating income and combined ratios for 2005, the Compensation Committee awarded, within the bonus parameters established by the Compensation Committee in March 2005, annual cash incentive compensation of $2,237,700, $979,600, $825,500, $793,000 and $453,700 for Messrs. Finnegan, Motamed, O’Reilly, Degnan and Krump, respectively. These amounts are reflected in the Summary Compensation Table under the Bonus column.

Long-Term Incentive Awards

Long-term incentive awards are made under our Long-Term Stock Incentive Plan (2004) (the 2004 Employee Plan), which the Compensation Committee administers. This plan provides stock-based awards to eligible employees, including the named executive officers and most other levels of management and can include:

•       performance share awards (including total shareholder return-based performance shares, described below);

•       restricted stock and restricted stock units; and

•       stock options.

Long-term incentive awards that we grant generally contain provisions that allow us to recover the value of the award if the award recipient violates non-solicitation or non-competition agreements with us. Except for stock option grants to employees in certain foreign jurisdictions made for purposes of tax efficiencies, the current intention is to grant only performance shares and restricted stock units.

The number of long-term incentive awards granted is based on guidelines that provide for competitive award opportunities commensurate with payband levels. For the Chief Executive Officer and the three Vice Chairmen, the award opportunities reflect competitive practices within our peer group of 23 insurance and financial services companies against which we benchmark pay opportunities. For other members of senior management, the Compensation Committee generally uses a variety of broader industry surveys which include members of the 23 company peer group described above in this report under the heading “—Compensation Strategy.”

2004 Employee Plan

We have long had in effect stock-based incentive plans that have allowed us to grant management and other key employees various types of awards, including stock options, performance shares and restricted stock. The use of these programs reflects our Board’s belief that encouraging stock ownership by senior management and other key employees serves to attract, retain and motivate such personnel by providing them a direct, personal financial interest in our continued success. However, our Board has concluded that shifting away from stock options in favor of total shareholder return-based performance shares (TSRs) and restricted stock or units will better align management’s interests with those of our shareholders and serve as a stronger retention tool for key employees. Accordingly, while there still may be times or circumstances where stock option grants are a more appropriate means of providing a long-term incentive, the vast majority of long-term incentive awards under the 2004 Employee Plan are granted in the form of TSRs, restricted stock and restricted stock units. An additional benefit of this shift in award type is that substantially fewer shares are needed to provide competitive awards when grants are primarily in the form of TSRs, restricted stock and restricted stock units, rather than stock options.

In 2005, the Compensation Committee granted TSRs representing up to 820,986 shares, restricted stock units representing an aggregate of 716,530 shares and options representing a total of 379,291 shares. With respect to TSRs, 820,986 shares will be issued if maximum performance is achieved compared to 410,493 shares that will be issued if target performance is achieved. Restricted stock unit grants generally will vest three years after the grant date subject to the grantee’s continued service, except accelerated vesting may occur in the case of death, disability, retirement or otherwise as the Compensation Committee may determine.

We granted long-term incentive compensation in 2006 using the same award types, approximately the same number of eligible participants and the same award targets as used in 2005.

TSR Awards

TSR awards generally are granted annually and will become earned, if at all, based on the total shareholder return (share price change plus dividends) for our shareholders over a three-year performance period relative to the total shareholder returns over the same period for the companies in the S&P 500 Index who continue to file public reports through the entire performance period. The number of TSRs granted is based on payband level, an assessment of the recipient’s most recent level of performance and anticipated future contributions to our success. The number of TSR shares earned for each three-year performance period can vary from 0% to 200% of the original target award based on attainment of a relative total shareholder return position. Final earned award values are dependent not only on relative TSR performance, but also on the final share price at the end of the three-year period, thus providing a strong link between the interests of employees receiving these awards and those of shareholders.

For equity awards made to members of senior management (including the named executive officers) in 2005, the Compensation Committee determined that TSRs should comprise 75% of the target dollar amount of long-term compensation for each recipient. The performance cycle for these awards ends on December 31, 2007 and payment of these awards, if any, will be made in March 2008 subject to the grantee’s satisfaction of the applicable service requirements, except accelerated vesting may occur in the case of death, disability, retirement or otherwise as the Compensation Committee may determine.

Restricted Stock and Restricted Stock Units

The Compensation Committee also grants restricted stock and restricted stock units in combination with TSRs, but has determined that these awards will be secondary to the performance-based TSR awards. Restricted stock units are payable in shares of our common stock. Unless the Compensation Committee establishes a different period, the restriction period applicable to any award of restricted stock or restricted stock units will lapse on the third anniversary of the date of grant provided the recipient remains employed by us over that period, except accelerated vesting may occur in the case of death, disability, retirement or otherwise as the Compensation Committee may determine. If a participant is (or is reasonably expected to be) subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code for the calendar year in which delivery of stock in respect of restricted stock units would ordinarily be made, we will delay delivery of the stock to the recipient until six months after the termination of his or her employment with us because this will allow us to fully deduct this compensation without regard to deductibility limitations in Section 162(m).

For equity awards made to members of senior management (including the named executive officers) in 2005, the Compensation Committee determined that restricted stock units should comprise 25% of the target dollar amount of long-term compensation for each recipient. For other levels of management, equity awards in 2005 were only granted in the form of restricted stock units or, in the case of employees residing in certain countries, stock options. For all 2005 recipients, the restricted stock unit awards vest on the third anniversary of the grant date, except accelerated vesting may occur in the case of death, disability, retirement or otherwise as the Compensation Committee may determine.

Benefits

Our health care and other core benefit programs are the same for all employees, including the named executive officers. The named executive officers are provided with a financial counseling benefit that is available to all Senior Vice Presidents and above and some are provided with access to a business or country club membership for business entertainment purposes. Also, where there is a significant business reason, such as safety, protection of our confidential business information or enhancing efficiency, certain executive officers may be permitted reasonable personal use of company assets, such as corporate aircraft and, in the case of our Chief Executive Officer, a company driver and company-owned automobile.

Share Ownership

In March 2004, the Compensation Committee approved stock ownership guidelines for members of senior management. The suggested ownership guidelines range from a stock ownership level for the Chief Executive Officer equal to five times base salary, three times base salary for our Vice Chairmen, two times for Executive Vice Presidents and one times base salary for Senior Vice Presidents. Members of management subject to the guidelines have a five-year phase-in period beginning on the later of becoming an officer subject to the stock ownership guidelines and the date of the guidelines adoption in which to achieve the suggested ownership level. A provision included in these guidelines provides that an individual will be deemed in compliance with the guidelines if he or she falls below the suggested ownership threshold due to a decline in the price of our stock, provided that the individual has deferred receipt of all restricted stock unit awards eligible for deferral granted under the 2004 Employee Plan. These guidelines credit management for shares held outright, shares allocated to their accounts in our retirement plans, unvested restricted stock and restricted stock units and any shares that have been earned but the payment of which has been deferred. Included among any shares earned but deferred will be all shares issuable upon the expiration of the restrictive period applicable to any award of restricted stock units made to the named executive officers who will defer receipt of all such shares until termination of their employment. As of December 31, 2005, all named executive officers were in compliance with these suggested ownership guidelines.

CEO Compensation

John D. Finnegan has been employed as our President and Chief Executive Officer since December 1, 2002. Chubb entered into an employment agreement with Mr. Finnegan effective as of that date. In December 2003, Mr. Finnegan also was named Chairman of the Board. The terms of Mr. Finnegan’s employment agreement are summarized in this proxy statement under the heading “Executive Compensation—Employment and Change in Control Agreements.”  Under the terms of the employment agreement, Mr. Finnegan is to receive a minimum annual base salary of $1,200,000. In April 2005, Mr. Finnegan received a $75,000 merit-based increase in his annual base salary.

The Compensation Committee granted to Mr. Finnegan on March 3, 2005, a target TSR performance share award of 72,143 shares with a fair market value as of the grant date of $5,700,018 and 24,047 restricted stock units with a fair market value as of the grant date of $1,899,953. After reviewing a presentation prepared by its independent compensation consultant, the Compensation Committee determined that these monetized targets were competitive and reflective of our executive compensation strategy (to target long-term incentive and total compensation in the second quartile of the peer group discussed above) and subsequently approved these awards. As noted above under “Annual Cash Incentive Awards for 2005,” Mr. Finnegan received an annual cash compensation incentive award of $2,237,700 in recognition of the company’s strong financial performance and other significant accomplishments in 2005.

The foregoing report has been furnished by the following members of the Board who comprise the Compensation Committee:

Daniel E. Somers (Chair)	Lawrence M. Small
Sheila P. Burke	Karen Hastie Williams

This Organization & Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act or the Exchange Act unless we specifically incorporate it by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information on compensation earned by or paid to John D. Finnegan and each of our four other most highly compensated executive officers during each of the past three fiscal years.

				Long-Term Compensation Awards
				Restricted	Securities
				Stock	Underlying	LTIP	All Other
Named Executive Officer		Annual Compensation		Awards	Options/	Payouts	Compensation
and Principal Position	Year	Salary	Bonus (1)	(2)	SARs (3)	(4)	(5)
John D. Finnegan	2005	$1,256,250	$2,237,700	$1,899,953	46,602	—	$130,530
Chairman, President	2004	1,200,000	2,007,000	1,899,940	—	—	255,633
and CEO	2003	1,200,000	2,265,000	1,439,984	—	—	2,272,630
Thomas F. Motamed	2005	677,501	979,600	743,721	—	—	65,906
Vice Chairman and	2004	647,501	964,000	781,200	—	$900,714	123,820
Chief Operating Officer	2003	587,501	993,800	719,992	170,404	506,040	84,531
Michael O’Reilly	2005	626,251	825,500	624,969	—	—	57,162
Vice Chairman and	2004	600,000	802,800	688,730	—	759,997	143,520
Chief Financial Officer	2003	522,917	883,000	560,014	152,146	426,992	73,886
John J. Degnan	2005	603,750	793,000	607,429	—	—	55,460
Vice Chairman and	2004	578,750	782,700	657,440	—	788,125	107,780
Chief Administrative Officer	2003	516,250	852,400	560,014	152,146	458,523	73,185
Paul J. Krump	2005	411,875	453,700	99,948	8,920	—	36,569
Executive Vice President	2004	391,250	502,350	99,960	—	281,513	69,529
	2003	374,000	535,000	199,995	11,933	110,726	57,374

(1)             Bonuses were paid under the 2001 Annual Plan (including certain amounts that were deferred at the election of certain of those executives).

(2)             The value of the restricted stock and restricted stock unit awards included in this column are based on the per share price of our common stock on the grant date. The total number, value (based on the per share price of our common stock on December 30, 2005 of $97.65), and vesting schedule of outstanding non-vested restricted stock and restricted stock unit awards as of December 31, 2005 are shown in the following chart. Dividends are paid on restricted stock and dividend equivalents are paid on restricted stock units.

Restricted Stock/Restricted Stock Unit Table

Named Executive Officer	Grant Date	Number of Shares/ Units	Percent of all Grants for Applicable Year	Vesting Date	Grant Date Market Value	Market Value*
John D. Finnegan	3/03/2005	24,047	3.4%	3/03/2008	$79.01	$2,348,190
	4/27/2004	27,142	3.5%	4/27/2007	70.00	2,650,416
	3/06/2003	31,270	10.4%	3/06/2006	46.05	3,053,516
Total		82,459				8,052,122
Thomas F. Motamed	3/03/2005	9,413	1.3%	3/03/2008	79.01	919,179
	4/27/2004	11,160	1.4%	4/27/2007	70.00	1,089,774
	3/06/2003	15,635	5.2%	3/06/2006	46.05	1,526,758
	11/29/2002	17,117	7.2%	11/29/2007	58.42	1,671,475
Total		53,325				5,207,186
Michael O’Reilly	3/03/2005	7,910	1.1%	3/03/2008	79.01	772,412
	4/27/2004	9,839	1.3%	4/27/2007	70.00	960,778
	3/06/2003	12,161	4.0%	3/06/2006	46.05	1,187,522
	11/29/2002	8,558	3.6%	11/29/2007	58.42	835,689
Total		38,468				3,756,401
John J. Degnan	3/03/2005	7,688	1.1%	3/03/2008	79.01	750,733
	4/27/2004	9,392	1.2%	4/27/2007	70.00	917,129
	3/06/2003	12,161	4.0%	3/06/2006	46.05	1,187,522
	11/29/2002	8,558	3.6%	11/29/2007	58.42	835,689
Total		37,799				3,691,073
Paul J. Krump	3/03/2005	1,265	0.2%	3/03/2008	79.01	123,527
	4/27/2004	1,428	0.2%	4/27/2007	70.00	139,444
	3/06/2003	4,343	1.4%	3/06/2006	46.05	424,094
	12/06/2001	3,000	1.1%	12/06/2006	66.45	292,950
Total		10,036				980,015

*                     Based on the per share price of our common stock on December 30, 2005 of $97.65.

(3)             Amounts reported include options granted in such years (including restoration options) under the 2004 Employee Plan and its predecessor.

(4)             Amounts reported represent payments made in settlement of performance share awards for Messrs. Motamed, O’Reilly, Degnan, and Krump for the three-year periods ended December 31, 2003 and 2004. The Compensation Committee administers the grant and settlement of performance share awards. In calculating whether the performance target was met for the three-year performance period ended December 31, 2003, the Compensation Committee eliminated the effect of after-tax costs related to the September 11, 2001 terrorist attack and excluded pre-tax charges relating to increases in asbestos reserves in the third and fourth quarters of 2002 and the fourth quarter of 2003. In calculating whether the performance target was met for the three-year performance period ended December 31, 2004, the Compensation Committee excluded pre-tax charges relating to increases in asbestos reserves in the third and fourth quarters of 2002 and the fourth quarters of 2003 and 2004, and also excluded the positive impact of the second quarter 2004 reserve release of $80 million related to World Trade Center loss reserves attributable to the September 11, 2001 terrorist attack.

(5)             Amounts included in “All Other Compensation” for 2005 are detailed in the table below.

All Other Compensation

Named Executive Officer	Defined Contribution & Defined Contribution Excess Benefit Plan	Imputed Income (*)	Total
John D. Finnegan	$130,530	—	$130,530
Thomas F. Motamed	65,662	$244	65,906
Michael O’Reilly	57,162	—	57,162
John J. Degnan	55,460	—	55,460
Paul J. Krump	36,569	—	36,569

*                     Amount imputed as income in connection with Chubb’s payment in 1999 of a premium on a life insurance policy on the lives of Mr. Motamed and his spouse in exchange for the relinquishing by Mr. Motamed of the right to receive under the Pension Program a lump amount equal to $300,000 plus interest in accordance with his participation in our Estate Enhancement Program.

Option Grants in 2005

The following table is a summary of all stock options that we granted to our named executive officers in 2005. We did not grant any stock appreciation rights in 2005. The stock options granted in 2005 were not granted on a discretionary basis, but rather pursuant to a restoration feature that was included in stock options previously granted. The restoration feature provides for an automatic grant of a new stock option if, upon exercise of the stock option, shares are exchanged in a stock-for-stock exercise. The restoration feature only applies if the option is exercised within seven years of the grant date and if fair value market of our stock on the date the stock option is exercised is at least 25% higher than the exercise price of the stock option on the grant date. This table also shows the potential gain that could be realized if the fair market value of our common stock were to appreciate at either a five or ten percent annual rate over the period of the option term.

	Individual Grants				Potential Realizable
					Value at Asumed
	Number of Securities	% of Total Options			Annual Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees in	Price Per		Option Term(3)
Named Executive Officer	Granted(1)	Fiscal Year(2)	Share	Expiration Date	5%	10%
John D. Finnegan	20,235	5.3%	$79.425	12/02/2012	$720,236	$1,707,440
	26,277	6.9%	$91.750	12/02/2012	995,619	2,326,428
Thomas F. Motamed	—	—	—	—	—	—
Michael O’Reilly	—	—	—	—	—	—
John J. Degnan	—	—	—	—	—	—
Paul J. Krump	8,920	2.4%	$83.195	3/06/2013	345,618	824,554

(1)             The stock options were fully exercisable on the date of grant, are non-statutory options and were granted with an exercise price equal to the fair market value of our common stock on the grant date. These options are transferable to certain members of the optionee’s immediate family. These stock options do not contain the option restoration feature described above. Mr. Finnegan received the automatic stock option grant for 20,235 shares on April 27, 2005 and for 26,277 shares on October 28, 2005. Mr. Krump received the automatic stock option grant on May 5, 2005.

(2)             Based on total grants in 2005 of options to purchase 379,291 shares.

(3)             The assumed 5% and 10% annual rates of stock price appreciation used in the table are prescribed by the proxy rules and are not intended to forecast possible future appreciation in the price of our common stock.

Aggregated Option Exercises in 2005 and Option Values on December 31, 2005

The following table shows stock options that our named executive officers exercised during 2005 and the number of shares and the value of grants outstanding as of December 31, 2005 for each named executive officer. Our named executive officers do not hold stock appreciation rights.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End(*)
Named Executive Officer	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John D. Finnegan	56,322	$1,585,013	610,927	—	$19,212,427	—
Thomas F. Motamed	258,732	5,368,884	80,628	—	774,171	—
Michael O’Reilly	158,634	4,442,374	215,200	—	3,719,377	—
John J. Degnan	424,504	10,022,540	76,812	—	783,922	—
Paul J. Krump	16,433	575,430	71,810	—	2,351,189	—

*                     Based on the per share price of our common stock on December 30, 2005 of $97.65.

2005 Long-Term Incentive Plan Awards

The following table shows the number of TSRs awarded to the named executive officers in 2005 under the 2004 Employee Plan and the number of shares that would be awarded at threshold, target and maximum performance. One TSR represents one share of common stock. The number of TSRs earned and paid out at the end of the three-year performance period can vary from 0% to 200% of the original target award based on our total shareholder return relative to the total shareholder returns over the same period for the companies in the S&P 500 Index on the date the performance period begins who continue to file public reports through the entire performance period.

Named Executive Officer	Number of Shares	Performance Period	Threshold (*)	Target	Maximum
John D. Finnegan	72,143	2005-2007	36,072	72,143	144,286
Thomas F. Motamed	28,240	2005-2007	14,120	28,240	56,480
Michael O’Reilly	23,731	2005-2007	11,866	23,731	47,462
John J. Degnan	23,067	2005-2007	11,534	23,067	46,134
Paul J. Krump	3,797	2005-2007	1,899	3,797	7,594

*                    Threshold is the minimum level of performance required to earn this number of shares; no shares will be earned for performance below the threshold.

Restricted stock unit awards granted in 2005 are reflected in the Restricted Stock Awards column of the “Summary Compensation Table” above. For additional information regarding the 2004 Employee Plan, see the discussion under the heading “Organization & Compensation Committee Report—2004 Employee Plan.”

Pension Program

Our eligible employees and certain eligible employees of our subsidiaries participate in the Pension Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (Pension Plan). As in effect during 2005, the Pension Plan provides to each eligible employee annual retirement income beginning at age 65 equal to the product of:

•       the total number of years of participation in the Pension Plan; and

•       the excess, if any, of (i) 1 3/4% of average compensation for the five years in the last ten years of participation prior to retirement during which the employee was most highly paid (final average earnings), over (ii) an amount related to the employee’s primary social security benefit.

Effective January 1, 2001, we amended our Pension Plan to provide a cash balance benefit in lieu of the benefit described above. This benefit provides for a participant to receive a cash credit to his or her cash balance account every six months.  The amount of the cash balance credit increases as the sum of a participant’s age and years of service credit increases. The maximum credit of 5% of compensation (subject to the maximum limitation on compensation permitted by the Internal Revenue Code) earned over the preceding six months is made when the sum of a participant’s age and years of service credit equals or exceeds 55 (which is the case for each named executive officer). Amounts credited to a participant’s cash balance account earn interest at a rate based on the 30 year treasury rate. Employees who participated in the Pension Plan prior to January 1, 2001 (including Messrs. Motamed, O’Reilly, Degnan and Krump) will receive a benefit under the Pension Plan equal to the greater of the pension benefit described in the preceding paragraph or the amount calculated under the cash balance formula. Because the amount of the pension benefit described in the preceding paragraph will be greater than the amount calculated under the cash balance formula for Messrs. Motamed, O’Reilly, Degnan and Krump for the foreseeable future, it is likely that none of these individuals will receive a benefit under the Pension Plan based on the cash balance formula.

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code, impose maximum limitations on the annual amount of a pension which may be paid under a funded defined benefit plan such as the Pension Plan. The Pension Plan complies with these limitations. The Board adopted, effective as of January 1, 1976, an unfunded benefit equalization plan of the type permitted by ERISA, which provides payments to persons who are participants under the Pension Plan and their beneficiaries. Such payments equal the difference between:

•       the benefits which would be payable to such persons under the Pension Plan, without taking into consideration the limitations imposed by ERISA and the Internal Revenue Code; and

•       the maximum annual benefits to which those persons are entitled under the Pension Plan by reason of such limitations.

Accordingly, there generally are two sources of funds available to provide the retirement benefits listed in the table below (and to provide the retirement benefits that will be payable to Mr. Finnegan pursuant to his employment agreement):

•       the Pension Plan, to the extent that benefits may be provided thereunder in accordance with the above referenced limitations; and

•       our general corporate assets for the portion of these benefits that may not be provided under the Pension Plan.

The operation of the limitations on the benefits that can be provided under the Pension Plan generally results in a very substantial percentage of the retirement benefits payable to our executive officers being provided from our general corporate assets. As of December 31, 2005, our named executive officers would receive between approximately 79% and 99% of their total retirement benefits from general corporate assets, instead of from the Pension Plan. Assuming for illustrative purposes that each of the named executive officers had obtained the age of 65 and was in pay status, as of December 31, 2005, we estimate that the maximum aggregate retirement benefits payable to the named executive officers out of general corporate assets would be approximately $4.2 million per year. The unfunded benefits equalization plan allows for distribution of the actuarial present value of the portion of the retirement benefits payable thereunder in a lump sum or various forms of annuity following the employee’s retirement.

The following table shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years-of-service classifications under the Pension Plan and the unfunded benefit equalization plan (referred to collectively as the Pension Program).

Estimated Annual Retirement Benefits Payable at Age 65

Straight Life Annuity Basis

Final Average	Years of Credited Service
Earnings	5	10	20	30	35	40	45
$ 100,000	$8,750	$17,500	$35,000	$52,500	$61,250	$70,000	$78,750
200,000	17,500	35,000	70,000	105,000	122,500	140,000	157,500
400,000	35,000	70,000	140,000	210,000	245,000	280,000	315,000
600,000	52,500	105,000	210,000	315,000	367,500	420,000	472,500
800,000	70,000	140,000	280,000	420,000	490,000	560,000	630,000
1,000,000	87,500	175,000	350,000	525,000	612,500	700,000	787,500
1,300,000	113,750	227,500	455,000	682,500	796,250	910,000	1,023,750
1,600,000	140,000	280,000	560,000	840,000	980,000	1,120,000	1,260,000
1,800,000	157,500	315,000	630,000	945,000	1,102,500	1,260,000	1,417,500
2,000,000	175,000	350,000	700,000	1,050,000	1,225,000	1,400,000	1,575,000
2,200,000	192,500	385,000	770,000	1,155,000	1,347,500	1,540,000	1,732,500
2,400,000	210,000	420,000	840,000	1,260,000	1,470,000	1,680,000	1,890,000
2,600,000	227,500	455,000	910,000	1,365,000	1,592,500	1,820,000	2,047,500
2,800,000	245,000	490,000	980,000	1,470,000	1,715,000	1,960,000	2,205,000
3,000,000	262,500	525,000	1,050,000	1,575,000	1,837,500	2,100,000	2,362,500

Remuneration covered by the Pension Program includes salary (including salary contributed to our Capital Accumulation Plan), and awards under our Annual Incentive Compensation Plans and our Profit Sharing Plan in the year paid rather than the year earned.

The retirement benefits shown assume retirement as of December 31, 2005 at age 65 and computed on the basis of straight life annuity benefits. The benefits shown in the table are subject to an offset of an amount related to the primary social security benefits in an amount approved by the Internal Revenue Service in effect at the time of retirement.

Messrs. Finnegan, Degnan, Motamed, O’Reilly and Krump have, for the purposes of the Pension Program, 2, 14, 27.5, 35 and 22.5 years of credited service, respectively, and their 2005 remuneration for purposes of the Pension Program was $3,263,250, $1,386,500, $1,641,551, $1,429,051 and $914,225, respectively. In 1999, Mr. Motamed relinquished the right to receive under the Pension Program a lump sum amount equal to $300,000 plus interest in accordance with his participation in our Estate Enhancement Program.

Mr. Finnegan’s estimated pension payable at age 65, assuming continued employment, reflecting his annual base salary of $1,275,000 and target award under the 2001 Annual Plan and payment in the normal form of a straight line annuity, is $1,858,000 per year. This includes the amount that Mr. Finnegan is entitled to receive under the supplemental pension benefits provisions of his employment agreement. For additional information, see the summary of Mr. Finnegan’s employment agreement under the heading “Executive Compensation—Employment and Change in Control Agreements.”

Deferred Compensation Plans

In addition to the retirement benefits that are described above, we provide the opportunity for certain of our employees to electively defer the payment of certain components of the compensation that would otherwise be payable to them for their services. Frequently, those employees who elected to voluntarily defer compensation chose to have the amounts deferred paid following the termination of their services with us and our affiliates. To avoid current taxation for those employees who participate in these deferral opportunities, the amounts deferred (and any earnings credited thereon) may not be funded and must be payable out of our general corporate assets. The amounts deferred are credited with earnings based on the deemed returns that would have been received had such amounts been invested at a fixed rate of return specified under the arrangements, or other investment options permitted under these arrangements that are generally available for investment in the marketplace. The amounts electively deferred have previously been reported in the Summary Compensation Table to the extent that a participant in these arrangements was an executive officer required to be included in such table in the year for which the compensation was earned. Earnings have not been reported in this table in accordance with the applicable rules promulgated by the SEC for the disclosure of executive compensation because none of the investment measures provides an above-market rate of return within the meaning of such rules. At December 31, 2005, the aggregate amount recorded on our balance sheet in respect of these arrangements for our named executive officers was $1,774,579, of which amount $1,656,250 related to amounts deferred by such officers.

Employment and Change in Control Agreements

Mr. Finnegan

Mr. Finnegan entered into an employment agreement with us effective December 1, 2002. The agreement had an initial term of three years. However, on the first anniversary of the effective date of the agreement and each day thereafter an additional day is added to the term of the agreement so that after December 1, 2003 the agreement always has a two-year term. Either party to the agreement can give notice of non-renewal to the other that the agreement will expire at the end of the two-year term. The agreement currently provides Mr. Finnegan with an annual base salary of $1,275,000, subject to annual increases as determined by the Compensation Committee and provides that he is eligible to receive annual cash bonuses of between 125% and 250% of his annual base salary based upon performance targets established by the Compensation Committee.

Under the agreement, Mr. Finnegan is also eligible to participate in all retirement plans and health and welfare, perquisite, fringe benefit and other arrangements generally available to other senior executives. In addition to the retirement plans generally available, he will receive an annual supplemental pension benefit equal to 6% of his final average compensation (salary, annual bonus and profit sharing payments) for each year of employment up to a maximum of 60% of his final average compensation, subject to offset for payments Mr. Finnegan receives under the Pension Program, from his previous employer, and from social security benefits. With respect to our Defined Contribution Excess Benefit Plan and ESOP Excess Benefit Plan, Mr. Finnegan’s agreement also provides that he will be made whole with respect to amounts he was not eligible to receive under those plans as a result of his failure to satisfy the one-year service requirement and that he will also be made whole with respect to any matching amounts he may forfeit upon termination of employment. If Mr. Finnegan had resigned his employment prior to the expiration of the initial term of the agreement other than for good reason (as defined in the employment agreement) or if we had terminated his employment for cause (as defined in the employment agreement), the supplemental pension benefit and excess plan benefits described above would have been forfeited.

Under the terms of his employment agreement, for 2002, Mr. Finnegan received a salary of $100,000 representing one-twelfth of his annual salary and cash bonus of $125,000, representing one-twelfth of his target bonus.

In order to induce Mr. Finnegan to leave his previous employer, the Compensation Committee endeavored to make Mr. Finnegan whole for the value of cash and stock incentives he forfeited at his former employer to become our President and Chief Executive Officer. In recognition of specified cash incentive compensation that Mr. Finnegan forfeited upon leaving his prior employer, we agreed to pay to him a cash payment, not to exceed $3,000,000, equal to the value of those forfeited incentives as and when substantiated. In February 2003, we determined that value to be $2,160,789 and paid Mr. Finnegan that amount.

As compensation for Mr. Finnegan having forfeited options to purchase his previous employer’s stock, the Compensation Committee agreed to grant Mr. Finnegan stock options under the 2000 Employee Plan having a Black-Scholes value equal to the Black-Scholes value of his forfeited options. Accordingly, on December 2, 2002, the Compensation Committee granted Mr. Finnegan options to purchase 250,920 shares of our common stock at an exercise price of $58.43, the average of the high and low prices of our common stock on the date of grant. These options have a ten-year term and vested in three equal annual installments on December 2, 2003, December 2, 2004 and December 1, 2005.

On December 2, 2002, the Compensation Committee also granted to Mr. Finnegan 61,617 shares of restricted stock having a fair market value as the date of grant of $3,600,000 as compensation for his having forfeited performance awards from his previous employer. The restrictions lapsed as to 30,809 shares on December 1, 2003 and as to 30,808 shares on December 2, 2004. On December 1, 2003, Mr. Finnegan’s employment agreement was amended to provide for the forfeiture of the 30,308 unvested shares of restricted stock in exchange for a grant of a like number of restricted stock units, as described in the Organization & Compensation Committee Report in the 2004 proxy statement.

As part of his target compensation, on December 2, 2002, the Compensation Committee granted to Mr. Finnegan a five-year option to purchase 236,109 shares of our common stock at an exercise price of $73.03, 125% of the fair market value on the date of grant, and a ten-year option to purchase 133,618 shares of common stock at an exercise price of $58.43, the fair market value on the date of grant. One-half of each of the options vested on December 2, 2003 and the second half vested on December 2, 2004.

Consistent with the award practice implemented for all senior executives, Mr. Finnegan’s employment agreement was amended to reflect the granting of a restricted stock award in 2003, in lieu of a performance share award for the 2003-2005 performance cycle provided for under the employment agreement, as described in the Organization & Compensation Committee Report in the 2004 proxy statement.

If Mr. Finnegan’s employment is terminated by us, except for cause (as defined in the employment agreement), death or disability, or if he resigns for a good reason (as defined in the employment agreement), or if we provide a notice of non-renewal of the agreement, he would be eligible to receive, generally subject to his execution of a release of claims against us:

•       a cash payment equal to the sum of his annual base salary and any accrued vacation pay through the date of termination, outstanding reimbursable business expenses and the annual cash bonus for the previous year (if not previously paid);

•       a pro-rated annual cash bonus for the year of his termination;

•       a severance payment equal to up to 2.5 times (that multiple being subject to reduction as described below) the sum of his annual base salary and the average of his annual cash bonuses paid in the preceding three years;

•       2.5 years of additional years of age and service credit for purposes of the supplemental retirement benefits (the 2.5 multiple being subject to reduction as described below);

•       2.5 years of continued health and welfare benefits (the 2.5 multiple being subject to reduction as described below) and thereafter retiree benefits; and

•       if any payments or benefits that Mr. Finnegan receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code on “golden parachute” payments, an additional payment to him to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

In addition, any stock options, restricted stock, restricted stock units, performance shares and any other stock-based long-term incentive compensation awards held by Mr. Finnegan would vest and his stock options would continue to be exercisable until the earlier of the fifth anniversary of the date of termination of employment or the expiration of the option term. In the case of our non-renewal of his employment agreement, the 2.5 multiple for purposes of determining the severance, the additional age and service credit and the continued health and welfare benefits decreases by 0.5 when Mr. Finnegan attains age 58 and decreases by an additional 0.5 on each of anniversary of such date so that when Mr. Finnegan turns 62 this multiple is zero. In addition, the obligation to continue to provide health and welfare benefits will cease if Mr. Finnegan receives such benefits from a new employer.

If Mr. Finnegan’s employment is terminated for cause or if he resigns other than for good reason or provides us with a notice that he does not wish to renew his employment agreement, we will have no other obligations to him except to provide a cash payment equal to his annual base salary and any accrued vacation pay through the date of termination, any benefits or amounts which he is eligible to receive under our retirement and benefit plans, including the retirement benefits under his employment agreement described above, up to the date of termination and, if termination occurs after December 1, 2005, retiree health benefits. If Mr. Finnegan’s employment terminates because of his death, his beneficiary would receive death benefits under group life plans or supplemental plans equal to five times his annual base salary. In the case that his employment is terminated due to his becoming disabled, Mr. Finnegan would receive 60% of his annual base salary under the terms of his employment agreement. In addition, in the case of his death or disability, Mr. Finnegan or his beneficiary would receive a cash payment consisting of the prior year’s annual cash bonus (if not previously paid) and a pro-rata annual cash bonus for the year in which his employment was terminated.

The employment agreement provides Mr. Finnegan with indemnification under our restated certificate of incorporation and By-Laws and coverage under our directors and officers insurance policies as well as reimbursement of reasonable legal and professional fees incurred in connection with any dispute under the employment agreement and up to $100,000 for fees incurred in the negotiation and preparation of the employment agreement. The employment agreement also provides for confidentiality, non-competition and non-solicitation covenants on the part of Mr. Finnegan. The non-competition and non-solicitation provisions run during the term of Mr. Finnegan’s employment through the second anniversary of the termination thereof.

At the same time we entered into the employment agreement, we also entered into a change in control agreement with Mr. Finnegan. Mr. Finnegan will not receive severance pay or benefits under his employment agreement if those payments and benefits are paid under the change in control agreement he has with us. The change in control agreement is described below.

Mr.  Finnegan’s change in control agreement provides generally that the terms and conditions of his employment (including position, location, and benefits) would not be adversely changed during the three-year period after a change in control. If a change in control occurs and we terminate Mr. Finnegan’s employment (other than for cause, death or disability) or if Mr. Finnegan resigns for good reason during the three-year period following a change in control (or upon his termination as a result of certain events in connection with or in anticipation of a change in control), Mr. Finnegan would be generally entitled to receive:

•       a cash payment equal to the sum of his annual base salary and any accrued vacation pay through the date of termination, outstanding reimbursable business expenses and the annual cash bonus for the previous year (if not previously paid);

•       a pro-rated annual cash bonus through the date of termination for the year in which the termination of employment occurs;

•       three times the sum of his annual base salary and “highest annual bonus” (as defined in the change in control agreement);

•       three years of additional years of age and service credit for purposes of the supplemental retirement benefits;

•       three years of continued health and welfare benefits (or, if shorter, until a new employer provides these) and thereafter retiree benefits; and

•       if any payments or benefits that Mr. Finnegan receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code on “golden parachute” payments, an additional payment to him to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

In addition, any stock options, restricted stock, restricted stock units, performance shares and any other stock-based long-term incentive compensation awards held by Mr. Finnegan would vest and his stock options would continue to be exercisable until the earlier of the fifth anniversary of the date of termination of his employment or the expiration of the option term.

In general, a change in control will occur if:

•       any person acquires 20% or more of our outstanding common stock;

•       continuing directors (or their approved successors) cease to constitute a majority of the Board;

•       certain mergers, consolidations or sales occur; or

•       if shareholders approve any plan or proposal for our liquidation or dissolution.

The change in control agreement provides for confidentiality, non-competition and non-solicitation covenants on the part of Mr. Finnegan. The non-competition and non-solicitation provisions run during the term of Mr. Finnegan’s employment through the second anniversary of the termination thereof.

Messrs. Motamed, O’Reilly and Degnan

We have severance agreements with Messrs. Motamed, O’Reilly and Degnan. These agreements become operative only upon a change in control that occurs while the executive officer is employed by us. In general, a change in control will occur if:

•       following a tender or exchange offer, a proxy contest or a merger, consolidation or sale of substantially all of our business or our assets, the members of our Board immediately prior to the event do not constitute a majority of the Board following such event and for one year thereafter; or

•       any person acquires more than 25% of our outstanding common stock.

These agreements have an initial term of two years and are automatically extended for successive two-year periods unless we give one year’s prior notice that we are terminating the agreement at the end of the then current two-year period.

If a change in control occurs and the executive officer’s employment with us terminates within two years thereafter (other than by reason of death, disability, retirement at normal retirement age, discharge for cause, or voluntary termination by the executive officer except for good reason as described in the severance agreements), the executive officer becomes entitled to twice the sum of:

•       one year’s salary at the annual rate in effect at the time of the change in control; and

•       the average of his annual awards under our cash incentive compensation plans for the three years preceding such change in control.

Also, we must maintain in force the insurance and disability benefits available to the executive officer immediately prior to the change in control, or their equivalents, until the earlier of two years after termination or the commencement of new, full-time employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our equity compensation plans as of December 31, 2005.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,071,942 (2)	$65.86 (4)	14,264,748 (6)
Equity compensation plans not approved by security holders(1)	217,484 (3)	$57.78 (5)	199,196 (1)
Total	12,289,426	$65.83 (5)	14,463,944

(1)          These plans are The Chubb Corporation Defined Contribution Excess Benefit Plan (the Excess Benefit Plan) and the Deferred Compensation Plan for Directors (the Deferred Compensation Plan), under which 80,866 shares of common stock and 118,330 shares of common stock, respectively, are available for future issuance.

The Excess Benefit Plan is a non-qualified, defined contribution plan and covers those participants in the Capital Accumulation Plan and The Chubb Corporation Employee Stock Ownership Plan (the ESOP) whose total benefits under those plans are limited by certain provisions of the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the participant’s benefits under the Capital Accumulation Plan and the ESOP, without considering the applicable Internal Revenue Code limitations, and the participant’s actual benefits under such plans. A participant’s excess ESOP benefit is expressed as shares of Chubb common stock. Payments under the Excess Benefit Plan are generally made: (1) for excess benefits related to the Capital Accumulation Plan in cash annually as soon as practical after the amount of excess benefit can be determined; and (2) for excess benefits related to the ESOP, in common stock as soon as practicable after the earlier of the participant’s 65th birthday or termination of employment. Our ESOP was terminated in 2004.

The material terms of the Deferred Compensation Plan are described in this proxy statement under the heading “Corporate Governance—Directors’ Compensation.”

(2)          Includes 1,627,292 shares, representing 200% of the aggregate target for the total shareholder return awards for the three-year performance cycles ending December 31, 2006 and December 31, 2007, which is the maximum number of shares issuable under these plans. At the end of each performance cycle, the Compensation Committee determines the actual number of shares to be received by Plan participants.

(3)          Includes an aggregate of 39,981 shares issuable upon exercise of the special option grants awarded to two independent directors in 2002 as individual compensation for their service on our CEO search committee.

(4)          Weighted average exercise price excludes shares issuable under outstanding TSR awards, restricted stock unit awards and director stock unit awards.

(5)          Weighted average exercise price consists of exercise price of special option grants described in note (3) above, and excludes shares issuable in connection with the Excess Benefit Plan and the Deferred Compensation Plan.

(6)          Includes 7,069,966 shares available for issuance under the Global Employee Stock Purchase Plan (2001), 5,952,734 shares available for issuance under the 2004 Employee Plan, 242,048 shares available for issuance under the 2004 Director Plan and 1,000,000 shares available for issuance under The Chubb Corporation 2003 Producer Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the only persons or entities known to us to be beneficial owners of more than 5% of our outstanding common stock. The information below is as reported by that entity in statements filed with the SEC.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class(3)
AXA	15,172,863	(1)	7.6%
Dodge & Cox	11,173,401	(2)	5.6%

(1)          Reflects ownership as of December 31, 2005 as reported on a Schedule 13G filed with the SEC jointly by AXA, located at 25, avenue Matignon, 75008 Paris, France; its subsidiary, AXA Financial, Inc., located at 1290 Avenue of the Americas, New York, NY 10104; and the following entities which, as a group, control AXA: AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, each located at 26, rue Drouot, 75009 Paris, France and AXA Courtage Assurance Mutuelle, located at 26, rue Drouot, 75009 Paris, France (collectively the AXA Group). The AXA Group reports sole voting power over 8,844,443 of the reported shares, shared voting power over 1,810,949 of the reported shares, and sole dispositive power over all of the reported shares. These holders have certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(2)          Reflects ownership as of December 31, 2005 as reported on a Schedule 13G filed with the SEC by Dodge & Cox, located at 555 California Street, 40th Floor, San Francisco, CA 94104. Dodge & Cox reports sole voting power over 10,434,051 of the reported shares, shared voting power over 136,500 of the reported shares, and sole dispositive power over all of the reported shares. Dodge & Cox has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3)          As reported in the applicable statement filed with the SEC.

The following table sets forth certain information regarding the beneficial ownership of our common stock and common stock-based holdings by each of our directors and nominees for director, by each of our executive officers named in the “Summary Compensation Table” in this proxy statement and by our directors and executive officers as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Deferral Plan(3)	Percent of Class(4)
Zoë Baird(5)(6)	21,109	2698	*
Sheila P. Burke(5)(7)	28,874	—	*
James I. Cash, Jr.(5)(8)	20,609	719	*
Joel J. Cohen(5)(9)	99,856	16,252	*
James M. Cornelius(5)(10)	29,609	2,437	*
John D. Finnegan(11)	493,993	—	*
Klaus J. Mangold(5)(12)	9,209	440	*
Sir David G. Scholey, CBE(5)(13)	49,609	4,426	*
Raymond G.H. Seitz(5)(14)	36,809	1,912	*
Lawrence M. Small(5)(15)	70,243	8,703	*
Daniel E. Somers(5)(16)	2,633	767	*
Karen Hastie Williams(5)(17)	12,709	—	*
Alfred W. Zollar(5)(18)	16,609	—	*
John J. Degnan(19)	171,437	—	*
Paul J. Krump(20)	81,634	—	*
Thomas F. Motamed(21)	172,413	—	*
Michael O’Reilly(22)	269,684	—	*
All directors and executive officers as a group(23)	1,848,910	38,353	*

*                    Less than 1%.

(1)          The business address of each director and executive officer named in this table is c/o The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

(2)          Unless otherwise indicated, share amounts are as of March 6, 2006 and each person has sole voting and investment power with respect to the shares listed.

(3)          Includes compensation allocated to the Market Value Account of the Deferred Compensation Plan (see “Corporate Governance—Directors’ Compensation” in this proxy statement). The value of units allocated to this account is based upon the per share price of our common stock on December 30, 2005 of $97.65. These units are payable in shares of common stock following termination of service or a specified date but do not have current voting or investment power.

(4)          Based upon 207,361,528 shares of our common stock outstanding as of March 6, 2006.

(5)          This amount includes 609 fully vested stock units granted under the 2004 Director Plan, but does not include TSRs representing a target of 1,826 shares granted under the 2004 Director Plan; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

(6)          Includes 20,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) (the 2001 Director Plan) and our predecessor non-employee director equity plans.

(7)          Includes 28,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(8)          Includes 16,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(9)          Includes 52,453 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans, and 36,347 shares that may be purchased within 60 days pursuant to an outstanding special stock option grant.

(10)   Includes 24,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(11)   Includes 374,818 shares that may be purchased within 60 days pursuant to the 2000 Employee Plan; 27,142 restricted stock units that will vest on April 27, 2007, 24,047 restricted stock units that will vest on March 3, 2008 and 19,946 restricted stock units that will vest on March 2, 2009 pursuant to the 2004 Employee Plan; 88 shares that were allocated to Mr. Finnegan pursuant to the ESOP; and 30,808 restricted stock units that are fully vested which Mr. Finnegan has elected to defer receipt of until retirement. This amount does not include TSRs representing a target of 81,429 shares for the performance period ending December 31, 2006, 72,143 shares for the performance period ending December 31, 2007 and 59,839 shares for the performance period ending December 31, 2008; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals.

(12)   Includes 8,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan.

(13)   Includes 100 shares owned by a member of Sir David Scholey’s family who lives in his home (for which Sir David Scholey disclaims beneficial ownership) and 48,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(14)   Includes 36,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(15)   Includes 56,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans and 3,634 shares that may be purchased within 60 days pursuant to an outstanding special stock option grant.

(16)   Includes 1,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan.

(17)   Includes 12,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(18)   Includes 12,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(19)   Includes 76,812 shares which Mr. Degnan has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 9,392 restricted stock units that will vest on April 27, 2007, 7,688 restricted stock units that will vest on March 3, 2008 and 6,377 restricted stock units that will vest on March 2, 2009 pursuant to the 2004 Employee Plan; and 2,972 shares that were allocated to Mr. Degnan pursuant to the ESOP. This amount does not include TSRs representing a target of 28,179 shares for the performance period ending December 31, 2006, 23,067 shares for the performance period ending December 31, 2007 and 19,133 shares for the performance period ending December 31, 2008; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals.

(20)   Includes 57,452 shares which Mr. Krump has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 1,428 restricted stock units that will vest on April 27, 2007, 1,265 restricted stock units that will vest on March 3, 2008  and 1,102 restricted stock units that will vest on March 2, 2009 pursuant to the 2004 Employee Plan;

and 2,916 shares that were allocated to Mr. Krump pursuant to the ESOP. This amount does not include TSRs representing a target of 4,286 shares for the performance period ending December 31, 2006, 3,797 shares for the performance period ending December 31, 2007 and 3,307 shares for the performance period ending December 31, 2008; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals.

(21)   Includes 80,628 shares which Mr. Motamed has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 11,160 restricted stock units that will vest on April 27, 2007, 9,413 restricted stock units that will vest on March 3, 2008 7,807 restricted stock units that will vest on March 2, 2009 pursuant to the 2004 Employee Plan; 926 shares in the Corporation Stock Fund of the Capital Accumulation Plan; and 3,253 shares that were allocated to Mr. Motamed pursuant to the ESOP. This amount does not include TSRs representing a target of 33,482 shares for the performance period ending December 31, 2006, 28,240 shares for the performance period ending December 31, 2007 and 23,424 shares for the performance period ending December 31, 2008; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals.

(22)   Includes 167,781 shares which Mr. O’Reilly has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; and 9,839 restricted stock units that will vest on April 27, 2007, 7,910 restricted stock units that will vest on March 3, 2008 and 6,561 restricted stock units that will vest on March 2, 2009 pursuant to the 2004 Employee Plan. This amount does not include TSRs representing a target of 29,518 shares for the performance period ending December 31, 2006,  23,731 shares for the performance period ending December 31, 2007 and 19,684 shares for the performance period ending December 31, 2008; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals.

(23)   Includes 581 shares which executive officers other than those listed in the table above disclaim beneficial ownership; 4,332 shares which were allocated to executive officers other than those listed in the table above pursuant to the ESOP; 162,529 shares which executive officers other than those listed in the table above have the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; and 5,859 restricted stock units that will vest on April 27, 2007, 5,244 restricted stock units that will vest on March 3, 2008 and 5,098 restricted stock units that will vest on March 2, 2009 pursuant to the 2004 Employee Plan. This amount does not include TSRs awarded to executive officers other than those listed in the table above representing a target of 17,584 shares for the performance period ending December 31, 2006, 15,740 shares for the performance period ending December 31, 2007 and 15,297 shares for the performance period ending December 31, 2008; payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Transactions with Certain Shareholders

At December 31, 2005, AXA was the beneficial owner of more than 5% of our outstanding common stock. During 2005, our property and casualty insurance subsidiaries ceded reinsurance to subsidiaries of AXA of approximately $14.2 million. In addition, in 2005, AXA purchased insurance policies from certain of our property and casualty insurance subsidiaries with an aggregate net written premium of approximately $1,400,000.

At December 31, 2005, Dodge & Cox was the beneficial owner of more than 5% of our outstanding common stock. As of December 31, 2005, Dodge & Cox managed approximately $225 million of assets in our Pension Plan and approximately $22 million of assets funded for other post-retirement benefits. Dodge & Cox also manages one of the funds offered to participants in our Capital Accumulation Plan. In addition, Dodge & Cox purchased insurance policies from one of our property and casualty insurance subsidiaries with an aggregate net written premium of approximately $300,000.

Transactions with Directors, Executive Officers and their Associates

In 2005, we made donations to charitable organizations with which certain of our directors (or members of their immediate families) were affiliated. Certain of these donations are described in greater detail under the heading “Corporate Governance—Director Independence” in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, we believe that each of our directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2005, except for Robert C. Cox, Executive Vice President of Chubb & Son, a division of Federal Insurance Company, who filed a Form 4 due on November 9, 2005 on January 13, 2006 due to an administrative oversight and Henry B. Schram, our Senior Vice President and Chief Accounting Officer, who filed a Form 4 due on November 17, 2005 on January 19, 2006 due to an administrative oversight.

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of our common stock during the five-year period from December 31, 2000 through December 31, 2005 with the performance of the Standard & Poor’s 500 Index and the Standard & Poor’s Property & Casualty Insurance Index. The graph plots the changes in value of an initial $100 investment over the indicated time periods, assuming all dividends are reinvested.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Chubb Corp.	$100	$81	$63	$84	$97	$126
S&P © 500	$100	$88	$69	$88	$98	$103
S&P © 500 Property & Casualty Insurance	$100	$92	$82	$103	$114	$132

The information contained under the heading “Stock Performance Graph” shall not be deemed to be “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act or the Exchange Act unless we specifically incorporate it by reference.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board has nominated the following individuals for election to our Board this year:

Zoë Baird	Sir David G. Scholey, CBE
Sheila P. Burke	Raymond G.H. Seitz
James I. Cash, Jr.	Lawrence M. Small
Joel J. Cohen	Daniel E. Somers
James M. Cornelius	Karen Hastie Williams
John D. Finnegan	Alfred W. Zollar
Klaus J. Mangold

Each nominee for director was previously elected by our shareholders at the 2005 annual meeting and has served continuously since that time. Information regarding the business experience of each nominee is provided in this proxy statement under the heading “Our Board of Directors.” Each director is elected annually to serve until the next annual meeting and until his or her successor is elected and qualified. There are no family relationships among our executive officers and directors.

Our Board expects that all of the nominees named in this proxy statement will be available for election, and, if elected, will be willing to serve as a director. If any nominee is not available, then the proxies may vote for a substitute as may be designated by the Board, unless the Board reduces the number of directors. The Board has, in accordance with our By-Laws, fixed the number of directors to be elected at 13. If elected, each director will serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. However, any director who receives less than a majority of the votes cast will be required to tender his or her resignation pursuant to the requirements of our Corporate Governance Guidelines.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the 13 individuals recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card.

Our Board unanimously recommends that you vote “FOR” each of the foregoing nominees for director.

PROPOSAL 2
ADOPTION OF THE CHUBB CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN (2006)

Introduction

In order to enable us to continue to attract, reward and retain employees whose efforts are largely responsible for our overall success and to ensure that annual cash incentive compensation payments to our Chief Executive Officer and our four other most highly compensated executive officers (referred to herein as “covered employees”) could be deductible under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” the Board adopted, and in April 2001 our shareholders approved, our 2001 Annual Plan. Under the 2001 Annual Plan, our employees and those of our subsidiaries are eligible to receive annual cash incentive compensation payments based on the achievement of certain performance goals and management’s assessment of their performance during the fiscal year. Section 162(m) requires that shareholders re-approve performance goals under a plan intended to qualify for the “performance-based” compensation exception every five years and also approve any increase to the maximum compensation that may be paid to a participant under such a plan.

To continue to allow us to attract, reward and retain employees and to allow us to fully deduct annual cash incentive compensation payments under Section 162(m), the Board, upon the recommendation of the Compensation Committee, has unanimously resolved to adopt The Chubb Corporation Annual Incentive Compensation Plan (2006) (the 2006 Annual Plan), subject to shareholder approval. If the 2006 Annual Plan is not approved by shareholders, annual cash incentive compensation payable to our covered employees will not be fully deductible under Section 162(m) as “performance-based” compensation.

Summary of the 2006 Annual Plan

The following summary of the 2006 Annual Plan is qualified in its entirety by reference to its complete text, which is attached to this proxy statement as Annex A. Except as noted below, the 2006 Annual Plan is substantially similar to the 2001 Annual Plan which, as stated above, was previously approved by shareholders.

The Compensation Committee is authorized to administer the 2006 Annual Plan and to select participants for the 2006 Annual Plan from our officers and employees and those of our subsidiaries and affiliates. For 2006, approximately 10,800 employees may be considered for participation under the 2006 Annual Plan.

The Compensation Committee establishes awards for each fiscal year for participants, the payment of which generally are dependent upon the achievement of one or more of the following corporate, subsidiary, affiliate, operating unit or division performance goals:

•	combined loss and expense ratio;	•	return on average assets;
•	earnings or net income or operating income per share;	• •	earnings before interest and taxes; operating income;
•	net income;	•	after tax operating income;
•	operating efficiency;	•	cash flow(s);
•	return on average equity;	•	stock price;
•	strategic business objectives consisting	•	cash return on average equity;
	of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;	• •	except in the case of a covered employee, any other performance criteria established by the Compensation Committee; and any combination of the foregoing.

The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Each of the performance goals may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance and/or the past or current performance of other companies, and in the case of earnings-based goals, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Compensation Committee may make adjustments to the performance goals as it deems equitable in recognition of unusual or non-recurring events, changes in applicable tax laws or accounting principles or other factors as the Compensation Committee may determine, including any other event or circumstance that renders the performance measure to be unsuitable or to result in undue enlargement or reduction of an award under the 2006 Annual Plan. However, no modifications to performance goals will be made if the effect of such change would be to cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to so qualify.

As soon as administratively practicable after the close of each fiscal year (but not later than March 31st of the calendar year following the fiscal year), the Compensation Committee will determine the extent to which the performance goals were achieved for the fiscal year and the annual cash incentive compensation payable to participants based upon the achievement of the performance goals and, for participants other than covered employees, management’s assessment of the participant’s individual performance. The 2001 Annual Plan provides for annual cash incentive compensation payments to be contingent upon the achievement of performance goals, but also mandates that each participant’s annual cash incentive compensation be determined as part of an overall bonus pool with a further restriction that the aggregate amount payable to participants under the 2001 Annual Plan could not exceed 200% of the target bonus pool for the fiscal year. The 2006 Annual Incentive Plan provides the Compensation Committee with the flexibility to use different methods to allocate annual cash incentive compensation and does not mandate a bonus pool approach. Providing the Compensation Committee with this flexibility allows the Compensation Committee to structure annual cash incentive compensation as it deems most effective to attract, reward and retain employees who are responsible for our success. The 2006 Annual Plan also permits the Compensation Committee to increase the annual cash incentive compensation payable to participants other than covered employees. Nevertheless, the maximum annual incentive compensation payable to a participant under the 2006 Annual Plan for any fiscal year is $7.5 million, an increase of $2.5 million over the maximum in the 2001 Annual Plan.

All payments under the 2006 Annual Plan will be made in cash as soon as practicable after the close of the applicable fiscal year, except that participants may be given the opportunity to defer such payments. Generally, participants must be employed on the payment date to be eligible for an award under the 2006 Annual Plan. The Compensation Committee may, however, provide for award payments to participants who terminate employment prior to payment in the event of death, disability, retirement or for any other reason it may approve.

Our 2001 Annual Plan does not address the consequences of a “change in control.”  However, in the event of a change in control under the 2006 Annual Plan, participants will be entitled to an accelerated payment of a pro-rata award in respect of the year in which the change in control occurs. The proration will reflect the portion of the year completed prior to the change in control and the amount of the award will be calculated based upon the higher of the participant’s target award for the year or the actual award the Compensation Committee forecasts would have been paid based upon the achievement of the performance goals during the year prior to the date of the change in control. In addition, if a change in control occurs after the close of fiscal year but prior to the date participants have received award payments in respect of such year, participants will also be entitled to accelerated payment of those awards.

Our Board may amend, suspend or terminate the 2006 Annual Plan at any time, provided that no such action may adversely affect a Participant’s outstanding awards without the consent of such participant and provided further that, unless otherwise determined by the Board, no amendment shall cause the 2006

Annual Plan or any award thereunder to fail to satisfy the requirements of the “performance-based” compensation exception under Section 162(m).

While the amounts to be paid under the 2006 Annual Plan and future years cannot yet be determined by the Compensation Committee, the following table shows the amounts to be paid for 2005 under the 2001 Annual Plan to the individuals and groups set forth below:

Name And Principal Position	Amount Paid
John D. Finnegan	$2,237,700
Chairman, President and Chief Executive
Officer
Thomas F. Motamed	979,600
Vice Chairman and Chief Operating Officer
Michael O’Reilly	825,500
Vice Chairman and Chief Financial Officer
John J. Degnan	793,000
Vice Chairman and Chief Administrative
Officer
Paul J. Krump	453,700
Executive Vice President
All current executive officers as a group (11
persons including those named above)	7,202,500
All employees as a group (other than executive
officers)	139,700,000	*

*                    Estimate

The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the annual meeting is required for approval of the proposal to adopt the 2006 Annual Plan.

Our Board unanimously recommends that you vote “FOR” the adoption of the 2006 Annual Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee, acting pursuant to the authority granted to it in its charter, has retained Ernst & Young LLP as our independent auditor. The appointment of Ernst & Young is being submitted to our shareholders for ratification. Ernst & Young has acted as our independent auditor for many years. The following summarizes the fees billed to us by Ernst & Young for professional services rendered in 2005 and 2004:

	2005	2004
Audit Fees(1)	$5,780,000	$6,325,000
Audit-Related Fees(2)	1,000,000	395,000
Tax Fees(3)	15,000	390,000
All Other Fees(4)	355,000	410,000

(1)           Audit Fees primarily relate to the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits for our insurance subsidiaries and review of SEC registration statements. Audit Fees for 2005 and 2004 include $1,800,000 and $2,864,000, respectively, incurred in connection with our compliance with the requirements of the Sarbanes-Oxley Act of 2002.

(2)           Audit-Related Fees primarily relate to SAS 70 internal control reports, employee benefit plan audits and certain non-insurance related statutory audits.

(3)           Tax Fees primarily relate to tax compliance, tax advice and tax planning.

(4)           All Other Fees relate to other services not described in notes (1), (2), and (3) above.

The Audit Committee determined that the provision of these services is compatible with maintaining Ernst & Young’s independence.

In 2005, the Audit Committee pre-approved all services performed for us by Ernst & Young. Our policy on pre-approval of independent auditor services is attached to this proxy statement as Annex B.

Representatives of Ernst & Young are expected to be present at the annual meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the annual meeting is required to ratify the appointment of Ernst & Young as our independent auditor. If our shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

Our Board unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditor.

PROPOSAL 4
SHAREHOLDER PROPOSAL REGARDING THE MANNER IN WHICH DIRECTORS ARE ELECTED

We received a request from United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 3,100 shares of our common stock, par value $1 per share (“Common Stock”), to include the following shareholder proposal in this proxy statement:

Proposal

Resolved:   That the shareholders of The Chubb Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s certificate of incorporation to provide that the director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:   Our Company is incorporated in New Jersey. Among other issues, New Jersey corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. New Jersey law provides that unless a company’s certificate of incorporation provides otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. (New Jersey Permanent Statutes, 14A:5-24(3), Elections of directors; cumulative voting.)

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the Board of Directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a  nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McLennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.

Recommendation of our Board to Vote “Against” this Proposal

Our Board believes that having director election procedures that ensure meaningful shareholder participation is critical to our company and fundamental to effective corporate governance. Of equal importance is that these procedures provide for certainty in the election of a qualified board that satisfies applicable legal and regulatory requirements. This proposal unnecessarily sacrifices the latter of these principles in favor of the former. Moreover, we note that Chubb already has in place procedures that we believe satisfy and provide an appropriate balance between both objectives.

While the proposal strives to prevent any person from serving as a director who has not received a majority of the votes cast, in practice it may fail to achieve its objective. Chubb is a New Jersey corporation. New Jersey law provides under the so-called “director holdover rule” that a director’s term runs until his or her successor is elected and qualified. Consequently, even if we were to adopt a majority voting standard, an incumbent director who failed to garner at least a majority of the votes cast would remain in office. Thus, the majority voting standard would perpetuate the director’s existing term until a successor is elected and qualified. Even if the director resigned, under New Jersey law, the vacancy would either be filled by a vote of a majority of the remaining directors or remain unoccupied until the next election is held. Thus, in either case, shareholders would not have a voice in replacing the director until the next annual meeting. The proponent’s own statement of support notes that the interaction of a majority voting standard with the director holdover rule could be problematic. However, the proposal does not offer any solution.

A majority voting standard of the sort described in this proposal also gives rise to a host of other complex legal and practical issues which the proposal neglects to address. If we were to adopt a majority voting standard and one or more directors failed to receive the requisite vote, we could be left with vacancies on our Board. Such failed elections caused by a majority voting standard also could result in our inability to satisfy the various independence requirements existing under the federal securities laws, regulations promulgated by the SEC and NYSE and the minimum director requirements of our bylaws. Moreover, failed elections caused by a majority voting standard could result in significant economic consequences by triggering an inadvertent change of control under our existing employment agreements, benefit plans and other contractual arrangements.

Adoption of a majority voting standard in the election of directors seems especially unwarranted in the case of Chubb. Over the last three years, nominees proposed by our Board have been elected on average by more than 95% of the votes cast. More importantly, our Board already has adopted procedures designed to ensure meaningful shareholder participation in the election of directors within the existing legal and regulatory framework. These procedures, which are set forth in detail in our Corporate Governance Guidelines posted on our website at www.chubb.com, require the resignation of a director who is elected by a plurality vote but who receives less than a majority of the votes cast in an uncontested election. Upon receipt of such a resignation, the Board is required to consider the resignation in light of the shareholder vote, the legal and regulatory requirements and the other pertinent facts to determine whether to accept the resignation, including whether doing so is in the best interests of Chubb and its shareholders. Accordingly, our Board has determined that shifting to a majority voting standard in the election of directors is unnecessary and would run counter to the best interests of Chubb and our shareholders.

For the foregoing reasons, our Board believes that our shareholders should reject this proposal. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the annual meeting is required for approval of this shareholder proposal.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by our Board will be voted “AGAINST” this proposal unless a shareholder has indicated otherwise on the proxy card.

PROPOSAL 5
SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS

We received a request from Central Laborers’ Pension, Welfare & Annuity Funds, P.O. Box 1267, Jacksonville, IL 62651, the beneficial owner of 15,268 shares of our Common Stock, to include the following shareholder proposal in this proxy statement:

Proposal

Chubb Corporation, 2006

Resolved that the shareholders of Chubb Corporation (“Company”) hereby request that our company provide a report, updated semi-annually, disclosing our Company’s:

1.                Policies and procedures for political contributions, both direct and indirect, made with corporate funds.

2.                Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.                  An accounting of our Company’s funds contributed to any of the persons or organizations described above;

b.                 Identification of the person or persons in our Company who participated in making the decisions to contribute.

c.                  The internal guidelines or policies, if any, governing our Company’s political contributions.

This report shall be presented to the Board of Directors’ audit committee or other relevant oversight committee and posted on our Company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Chubb, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. In 2003-04, the last fully reported election cycle, Chubb contributed at least $10,000. (PoliticalMoneyLine, http://www.fecinfo.com).

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, PoliticalMoneyLine, a leading independent, subscription campaign finance disclosure site, provides an incomplete picture of our Company’s political donations. Complete disclosure by our Company is necessary for our Company’s Board and shareholders to be able to fully evaluate the political use of corporate assets.

Although the bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use a company’s assets for political objectives that are not shared by and may be inimical to the interests of the company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for his critical governance reform.

Recommendation of our Board to Vote “Against” this Proposal

Our Board believes that the disclosure called for by this proposal is unnecessary and runs counter to the best interests of Chubb and our shareholders. As discussed below, the existing comprehensive legal and regulatory framework governing political contributions already provides for the corporate accountability referenced in the proponent’s supporting statement. In addition, there currently is extensive publicly available information regarding our political contributions. Moreover, unilateral expanded disclosure by us could frustrate our government relations efforts and harm our interests.

It is in the best interests of Chubb and our shareholders for Chubb to be an effective participant in the political process. We achieve this goal by engaging in government relations efforts to educate and inform public officials about our positions on issues that are important to our business and to support candidates who we believe will be effective advocates for our company.

As discussed in our 2005 Annual Report, the insurance industry is subject to extensive regulation at the state level. For example, in many states, before our subsidiaries can offer new or change existing products, they must obtain approval from state regulators. Regulatory measures affecting our operations include redefinitions of risk exposure in areas such as water damage; products liability and commercial general liability; extension and protection of employee benefits, such as workers’ compensation and disability benefits; and credit scoring. On the federal level, there are a number of legislative initiatives, such as those relating to tort reform, asbestos liability reform, terrorism and large-scale catastrophe management, that could have important ramifications on our business. Legislation and regulations in this broad spectrum of policy areas can have an immediate and dramatic effect on our operations. It is imperative that we effectively communicate our views on such regulations and legislation to applicable regulators, legislators and other government officials.

Corporate political activities are subject to comprehensive regulation by federal and state authorities. Federal law prohibits corporations from directly contributing to federal campaigns. Accordingly, it is important to note that all Chubb-related political contributions on the federal level, and in fact the vast majority of all of the Chubb-related political contributions, come from funds voluntarily contributed to the political action committee that we sponsor (ChubbPAC), by employees, shareholders and other eligible supporters, rather than from corporate funds. ChubbPAC contributions do not come from corporate assets. Nevertheless, they too are subject to detailed disclosure requirements. For example, pursuant to federal law, ChubbPAC is required to, and does, file reports with the Federal Election Commission reporting all of the political contributions it makes. At the state level, our political contributions also are subject to regulation. For example, recipients of political contributions generally are required to disclose the identity of donors and the amount of their contributions.

In addition to complying with these federal and state requirements, we have voluntarily provided supplemental details regarding our political activities by posting our Policy Statement on Political Contributions and Related Activities on our website at www.chubb.com. As its name would suggest, this document provides information on Chubb’s political contribution policies and clearly reflects our commitment to compliance with all applicable laws. It also contains information through which interested parties can locate specific information regarding our political contributions in third-party databases. Therefore, our Board has determined that ample disclosure exists regarding our political contributions which should alleviate any concerns pertaining to the transparency of the activities cited in this proposal. Accordingly, the preparation of the report requested in this proposal would result in an unnecessary and unproductive use of our resources.

The report called for by this proposal, in addition to being unnecessary, also could prove detrimental to our interests and those of our shareholders. Parties with interests adverse to ours also participate in the political process to their business advantage. If we unilaterally expand our disclosure regarding our political contributions as required by this proposal, these adverse parties could exploit this information. This could frustrate our efforts, thereby harming the interests of Chubb and our shareholders.

For the foregoing reasons, our Board believes that our shareholders should reject this proposal. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the annual meeting is required for approval of this shareholder proposal.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by our Board will be voted “AGAINST” this proposal unless a shareholder has indicated otherwise on the proxy card.

SOLICITATION OF PROXIES

We will pay the cost of this solicitation of proxies. In addition to the solicitation of proxies by use of the mail, we may use the services of one or more of our directors, officers or other regular employees (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally, by telephone or by other electronic means. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held on the record date by such persons and we will reimburse them for reasonable expenses actually incurred by them in so doing. In addition, we have entered into an agreement with Georgeson Shareholder Communications Inc., New York, New York, pursuant to which Georgeson will assist us in the solicitation of proxies by mail, in person and by telephone for a fee, which is estimated not to exceed $12,500 plus out-of-pocket expenses.

2007 SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal that a shareholder intends to be included in our proxy statement and form of proxy card for presentation at our annual meeting of shareholders in the year 2007 must be in writing and be received by our Corporate Secretary at The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615 no later than November 23, 2006, and must otherwise comply with the rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for the 2007 annual meeting of shareholders.

Under our By-Laws, if a shareholder desires to bring a matter before the annual meeting or if a shareholder wants to nominate a person for election to our Board, the shareholder must follow the procedures outlined in our By-Laws. A copy of Article I, Section 10, of our By-Laws, which covers those matters, is available without charge to shareholders of record upon written request to our Corporate Secretary. Our By-Laws also are available on our website at www.chubb.com. Our By-Law procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

One of the procedural requirements in our By-Laws is timely notice in writing of any business the shareholder proposes to bring before the meeting and/or the nomination any shareholder proposes to make at the meeting. Notice of business proposed to be brought before the 2007 annual meeting of shareholders and/or director nominations proposed to be made at the 2007 annual meeting of shareholders must be received by our Corporate Secretary no earlier than December 26, 2006 and no later than January 25, 2007.

The notice for business that the shareholder proposes to bring before the meeting must be a proper matter for shareholder action and must describe:

•       the business proposed to be brought before the meeting;

•       the reasons for conducting the proposed business at the meeting;

•       any material interest of the shareholder in the proposed business;

•       the beneficial owner, if any, on whose behalf the proposal is made;

•       the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•       the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

The notice for a nomination the shareholder proposes to make at the meeting must describe:

•       all information relating to each person whom the shareholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected;

•       the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•       the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

By Order of the Board of Directors,

W. Andrew Macan
Vice President and Secretary

March 23, 2006

ANNEX A

THE CHUBB CORPORATION

ANNUAL INCENTIVE COMPENSATION PLAN (2006)

1.     PURPOSE. The purpose of The Chubb Corporation Annual Incentive Compensation Plan (2006) (the “Plan”) is to provide the Corporation and the Subsidiaries with an effective means of attracting, retaining and motivating officers and other employees and to provide them with incentives to enhance the growth and profitability of the Corporation and the Subsidiaries.

2.     DEFINITIONS.

(a)  Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means an incentive compensation award made pursuant to the terms of the Plan.

“Board of Directors” means the Board of Directors of the Corporation.

“Cause” means (i) the willful failure of a Participant to perform substantially his or her employment-related duties or gross negligence in the performance of such duties; (ii) a Participant’s willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the business or reputation of an Employer; (iii) a Participant’s indictment for a crime constituting a felony (other than a traffic-related felony); or (iv) a material breach by a Participant of any written covenant or agreement with an Employer or of any material written policy of any Employer, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such agreement.

“Change in Control” means the first occurrence of any of the following events after the effective date of the Plan:

(i)    the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Corporation, the Subsidiaries, and any employee benefit plan of the Corporation or the Subsidiaries, of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities;

(ii)   the persons who were serving as the members of the Board of Directors immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Corporation (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors (or the Board of Directors of any successor to the Corporation) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Corporation pursuant to such offer, provided that any director elected to the Board of Directors, or nominated for election, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii)  the shareholders of the Corporation approve a merger, reorganization or consolidation of the Corporation, which is consummated and as a result of which persons who were shareholders of the Corporation immediately prior to such merger, reorganization or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the merger, reorganization or consolidation, more than 50% of the combined voting power entitled to vote generally in the election of directors of (A) the merged, reorganized or consolidated company or (B) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the company described in subclause (C); and

(iv)  the shareholders of the Corporation approve a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, which is consummated and immediately following which the persons who were shareholders of the Corporation immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Corporation immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power entitled to vote generally in the election of directors of (A) the entity or entities to which such assets are sold or transferred or (B) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (A).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Committee” means the Organization & Compensation Committee of the Board of Directors or such other committee of the Board of Directors as the Board of Directors shall from time to time designate to administer the Plan.

“Corporation” means The Chubb Corporation.

“Covered Employee” means an Employee who is a “covered employee” as defined in Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award agreement, Disability as specified under the Corporation’s Pension Plan and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Effective Date” means January 1, 2006, subject to the approval of this Plan by a majority of the votes cast at a duly constituted meeting of the shareholders of the Corporation.

“Employee” means any employee (including officers who are directors) of any Employer.

“Employer” means the Corporation and any Subsidiary or Affiliate of the Corporation.

“Fiscal Year” means any fiscal year of the Corporation.

“Participant” means an Employee who is selected by the Committee to receive an Award under the Plan in accordance with Section 4.

“Pension Plan” means the Pension Plan of Chubb Corporation, Chubb & Son Inc. and Participating Affiliates.

“Performance Goals” means performance goals based on one or more of the following Corporation, Subsidiary, Affiliate, operating unit or division financial performance measures: (i) combined loss and expense ratio; (ii) earnings or net income per share or operating income per share; (iii) net income; (iv) operating efficiency; (v) return on average equity; (vi) cash return on average equity; (vii) return on average assets; (viii) earnings before interest and taxes; (ix) operating income; (x) after tax operating income; (xi) cash flow(s); (xii) stock price; (xiii) strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; (xiv) except in the case of a Covered Employee, any other performance criteria established by the Committee; or (xv) any combination of (i) through (xiii). Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets, as the Committee shall determine. Performance Goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.

“Retirement” means, unless another definition is incorporated into the applicable Award agreement, a termination of the Participant’s employment other than for Cause at or after the Participant’s normal retirement age or earliest retirement date, in each case as specified in the Corporation’s Pension Plan, or any other termination of a Participant’s employment under such circumstances that the Committee determines as qualifying as Retirement for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the terms “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such agreement.

“Subsidiary” means any business entity in which the Corporation possesses directly or indirectly 50% or more of the total combined voting power.

(b)   Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.    ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Corporation, the Corporation’s shareholders, Employers, each Employee, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto. The Committee shall have the authority, at any time, to make adjustments to the Performance Goals or the relative weighting assigned to the achievement of the Performance Goals as it deems equitable in recognition of unusual or non-recurring events, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, including, without limitation, (i) a change in the Corporation’s or a Subsidiary’s or an Affiliate’s (A) business, including, without limitation, the manner in which such entity conducts its business, (B) operations, (C) corporate structure or (D) capital structure, including, without limitation, any recapitalization, reorganization, merger, consolidation, combination, exchange, other relevant change in capitalization, extraordinary non-recurring event, acquisition or other corporate change, or (ii) any other event or circumstance that renders the Performance Goals to be unsuitable or to result in undue enlargement or reduction of an Award; provided, however, that, unless the Committee determines otherwise, no such modification shall be made if the effect would be to cause an Award intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code to fail to so qualify.

4.    ELIGIBILITY. Awards under the Plan for any Fiscal Year may be granted to those Employees who shall be selected by the Committee after consideration of management’s recommendations.

5.    TERMS OF AWARDS. The Committee shall specify with respect to a Fiscal Year the Performance Goals applicable to each Award. Award levels may be expressed as a dollar amount or as a percentage of a Participant’s base salary or as a percentage of a bonus pool. Notwithstanding anything to the contrary herein, in no event shall the maximum Award payable with respect to a Fiscal Year to any Participant exceed $7,500,000. The Committee may reduce or eliminate any Award under the Plan, but in no event may the Committee increase the amount of an Award payable to a Covered Employee upon attainment of the applicable Performance Goals and no reduction of any Award shall operate to increase an Award payable to a Covered Employee. The Committee may grant Awards to Employees who become new Participants during a Fiscal Year and such Awards may be contingent upon the achievement of Performance Goals over a period of less than a Fiscal Year. In the case of any Employee who becomes a Participant during a Fiscal Year, the maximum Award payable of $7,500,000 for the Fiscal Year shall be prorated based upon the portion of the Fiscal Year remaining after the Employee becomes a Participant.

6.    AWARD DETERMINATION. As soon as administratively practicable after the completion of a Fiscal Year (but in no case later than March 31st  of the calendar year immediately following the completion of the Fiscal Year), the Committee shall certify the achievement of the Performance Goals with respect to the Covered Employees and approve Award payments to Participants based upon the achievement of the Performance Goals and upon management’s assessment of the Participant’s individual performance during the Fiscal Year. The Committee shall have the authority to increase the Awards payable to Participants other than Covered Employees in excess of the amounts that would be payable based upon the achievement of the Performance Goals, but in no case may the Committee increase a Covered Employee’s Award over the amount payable to such Covered Employee based on the achievement of the Performance Goals. Except as provided in Section 8 with respect to deferred Awards, Participants must be employed by an Employer as of the Award payment date or will forfeit the Award, provided, that if the Participant’s employment is terminated prior to the payment date by reason of death, Retirement, Disability, or any other reason with the consent of the Committee, the Committee, in its sole discretion, may provide for an Award payment to that Participant or the Participant’s Designated Beneficiary, if applicable.

7.    FORM OF PAYMENT. All Awards approved by the Committee for payment, unless deferred under Section 8, shall be paid in cash.

8.    DEFERRALS.

(a)    From time to time, Participants may be offered the opportunity to defer, in a manner intended to comply with Section 409A of the Code, receipt of all or a portion of their Award, if any, into a deferred compensation plan.

(b)   Any Award (or portion thereof) deferred shall be governed by the terms of the deferred compensation plan once deferred.

(c)    Any Award which is deferred shall not be funded, but shall constitute a general, unsecured obligation of the Corporation.

9.    EFFECT OF A CHANGE IN CONTROL. Upon or immediately preceding the occurrence of a Change in Control, notwithstanding anything to the contrary, the following provisions shall apply:

(a)    If the Change in Control occurs after the end of a Fiscal Year but prior to the determination and/or payment of Awards pursuant to Section 6 for such Fiscal Year, each Participant employed by an Employer as of the date of  the Change in Control shall be entitled to a payment, or shall be credited with a payment under the applicable deferred compensation plan if the Participant elected to defer payment of his or her Award, in respect of his or her Award for such Fiscal Year within 10 days following the Change in Control, and shall be notified immediately prior to the Change in Control of the payment or credit to be made, if any, in respect of his or her Award for such Fiscal Year.

(b)   In respect of the Fiscal Year in which the Change in Control occurs, each Participant employed by an Employer as of the date of  the Change in Control shall be entitled to a pro-rated payment, or shall be credited with a payment under the applicable deferred compensation plan if the Participant elected to defer payment of his or her Award, in respect of his or her Award for such Fiscal Year equal to the product of (i) the greater of (A) the Participant’s target Award in respect of such Fiscal Year or (B) the actual Award projected by the Committee to be earned by the Participant in respect of such Fiscal Year, based on the results achieved for the portion of such Fiscal Year through the date of the Change in Control, in either case, multiplied by (ii) a fraction, the numerator of which is the number of days the Participant has been employed during such Fiscal Year prior to the Change in Control, and the denominator of which is 365. If a Participant’s target Award for the Fiscal Year has not been established by the Committee prior to the occurrence of the Change in Control, then for purposes of this Section 9(b), the Participant’s target Award in respect of the Fiscal Year in which the Change in Control occurs shall be deemed to be equal to the Participant’s target Award for the preceding Fiscal Year. Payments of Awards made pursuant to this Section 9(b), or credits under a deferred compensation plan if the Participant elected to defer payment of his or her Award, shall be made within 10 days following the Change in Control.

(c)    Notwithstanding the foregoing, if the Committee has provided for an Award payment to be made to Participant who has terminated employment prior to the occurrence of the Change in Control, such payment shall not be made on an accelerated basis as a result of the Change in Control if such payment would result in taxation to the Participant under Section 409A of the Code. In such case, the payment shall be made at the time previously determined by the Committee or at such earlier time that would not result in taxation to the Participant under Section 409A of the Code.

10.   MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are applicable to this Plan:

(a)    The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred, except to the Participant’s Designated Beneficiary in the event of the death of a Participant.

(b)   No employee or other person shall have any claim or right to be granted an Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or other person any right to be retained in the employ of the Corporation or any of its Subsidiaries or Affiliates.

(c)    The Corporation shall have the right to deduct from all payments made under the Plan any taxes or other amounts required by law to be withheld with respect to such payments.

(d)   The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

11.   COMPLIANCE WITH 162(m). With regard to all Covered Employees, the Plan shall for all purposes be interpreted and construed in accordance with Section 162(m) of the Code. Unless otherwise specifically determined by the Committee, if any provision of the Plan would cause the Awards granted to a Covered Employee to fail to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Employee, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

12.   AMENDMENT AND TERMINATION. The Board of Directors may amend, suspend, or terminate any or all provisions of the Plan at any time, provided that no such amendment, suspension or termination shall adversely affect, without a Participant’s consent, any Award previously granted to such Participant. Unless specifically determined otherwise by the Board of Directors, no amendment to the Plan shall be made that would cause the compensation payable under the Plan to fail to satisfy the requirements of the “performance-based compensation” exception of Section 162(m) of the Code and no amendment to the Plan or any Award shall be made without shareholder approval to the extent shareholder approval is necessary to satisfy the “performance-based compensation” exception of Section 162(m) of the Code.

13.   OTHER PLANS OR PAYMENTS. Nothing in the Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Corporation or any Subsidiary or Affiliate, to establish any other deferred compensation plan or as in any way limiting their authority to pay bonuses or other supplemental compensation to any persons employed by the Corporation or a Subsidiary or Affiliate, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

ANNEX B
THE CHUBB CORPORATION
POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

I.                   Statement of Principles

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor. The Chubb Corporation and the Audit Committee are committed to ensuring the independence of the auditor, both in appearance and in fact. Accordingly, significant attention is directed toward ensuring that services provided by the auditor are consistent with the SEC’s rules on auditor independence.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor or its affiliates on behalf of The Chubb Corporation or any of its subsidiaries (collectively, the “Corporation”) in order to assure that the provision of such services does not impair the auditor’s independence from the Corporation. In the case of audit services, pre-approval by the Audit Committee is required for such services provided to all consolidated subsidiaries of the Corporation, whether provided by the principal independent auditor or other firms.

II.              Delegation

The Audit Committee has delegated to the Chairman of the Audit Committee authority to pre-approve specific services not to exceed $25,000 per engagement. Any services pre-approved by the Chairman shall be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee may consult with management but does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.         Audit Services

Audit services include all services to be performed to comply with generally accepted auditing standards and those services that generally only the Corporation’s independent auditor can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

IV.           Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence. Audit-related services include, among other services, audits of employee benefit plans; due diligence related to mergers and acquisitions; internal control reviews; attest services that are not required by statute or regulation; and consultations related to financial accounting or reporting standards.

V.                Tax Services

The Audit Committee believes that the provision of tax services to the Corporation including tax planning, compliance, and advice does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence. Tax services include tax planning, compliance, and advice; preparation and review of original and amended tax returns; assistance with claims for refund and tax payment-planning services, tax audits and appeals before the IRS and similar state, local and foreign agencies; and advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice for taxing authorities. The Corporation shall not record a transaction or transactions, the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations; the rendering of services to the Corporation, its executive officers and its directors by the independent auditor in connection with the auditor’s recommendation of such transaction or transactions is prohibited.

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VI.           All Other Services

The Audit Committee believes that certain specific non-audit services do not impair the auditor’s independence. Accordingly, the Audit Committee may grant pre-approval to specific, permissible non-audit services classified as “All Other Services” that it believes are routine and recurring services that would not impair the independence of the auditor. “All Other Services” may include preparation of actuarial reports in accordance with regulatory requirements provided that the Audit Committee reasonably concludes that the results of these services will not be subject to audit procedures during an audit of the Corporation’s financial statements.

VII.      Procedures

Requests for services to be rendered by the independent auditor will be provided annually to the Audit Committee for specific pre-approval. The requests will include a description of the particular services to be rendered and the expected fee range. On a periodic basis at subsequent Audit Committee meetings, an update on independent auditor services and all other audit services will be provided to the Audit Committee and any proposed new services, increases in engagement scope, and increases in engagement fees will be provided for specific pre-approval by the Audit Committee. Requests for pre-approval will be submitted to the Audit Committee by both the independent auditor and management and must include a written statement by the independent auditor as to whether, in its view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will consider whether such service requests are consistent with the SEC rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Corporation’s business, people, culture, accounting systems, risk profile and other factors.

The term of any pre-approval is the period beginning on the date of pre-approval and ending on the last day of the first full calendar year after the date of pre-approval, unless the Corporation specifically provides for a different period.

The Audit Committee is also mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, Tax, and All Other Services.

VIII. Prohibited Non-Audit Services

Provision of the following non-audit services by the independent auditor is prohibited in accordance with the SEC’s rules. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

•       Bookkeeping or other services related to the accounting records or financial statements of the Corporation;

•       Financial information systems design and implementation;

•       Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•       Actuarial services;

•       Internal audit outsourcing services;

•       Management functions or human resources;

•       Broker-dealer, investment adviser, or investment banking services;

•       Legal services and expert services unrelated to the audit; and

•       Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

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The Chubb Corporation

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. Our Board of Directors recommends a vote “FOR” the listed nominees.

01 - Zoë Baird

For ☐

Withhold ☐

06 - John D. Finnegan

For ☐

Withhold ☐

11 - Daniel E. Somers

For ☐

Withhold ☐

02 - Sheila P. Burke

For ☐

Withhold ☐

07 - Klaus J. Mangold

For ☐

Withhold ☐

12 - Karen Hastie Williams

For ☐

Withhold ☐

03 - James I. Cash, Jr.

For ☐

Withhold ☐

08 - Sir David G. Scholey, CBE

For ☐

Withhold ☐

13 - Alfred W. Zollar

For ☐

Withhold ☐

04 - Joel J. Cohen

For ☐

Withhold ☐

09 - Raymond G.H. Seitz

For ☐

Withhold ☐

05 - James M. Cornelius

For ☐

Withhold ☐

10 - Lawrence M. Small

For ☐

Withhold ☐

B Issues

Our Board of Directors recommends a vote “FOR” Proposals 2 and 3.				Our Board of Directors recommends a vote “AGAINST” proposals 4 and 5
2. To vote on the adoption of The Chubb Corporation Annual Incentive Compensation Plan (2006).	For ☐	Against ☐	Abstain ☐	4. To vote on a shareholder proposal regarding the manner in which directors are elected.	For ☐	Against ☐	Abstain ☐
3. To ratify the appointment of Ernst &Young LLP as independent auditor.	For ☐	Against ☐	Abstain ☐	5. To vote on a shareholder proposal regarding political contributions.	For ☐	Against ☐	Abstain ☐

C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - The Chubb Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE CHUBB CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2006

The undersigned shareholder of THE CHUBB CORPORATION (the “Corporation”) acknowledges receipt of the Notice of 2006 Annual Meeting of Shareholders and Proxy Statement each dated March 23, 2006, and the undersigned revokes all prior proxies and appoints JOHN D. FINNEGAN, W. ANDREW MACAN and DOUGLAS A. NORDSTROM, and each of them, with full power of substitution, as proxies for the undersigned to vote all shares of Common Stock of the Corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 15 Mountain View Road, Warren, New Jersey 07059 at 10:00 a.m., local time, on April 25, 2006 and any adjournment or postponement thereof, on all matters coming properly before said meeting.

This card also provides voting instructions for any shares of Common Stock of the Corporation allocated to and held on the undersigned’s behalf in The Chubb Corporation Capital Accumulation Plan (the “Plan”).

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If the undersigned has voting rights with respect to shares of Common Stock under the Plan, the trustees of the Plan will vote those shares as directed. If this proxy is validly executed and dated, but no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and AGAINST proposals 4 and 5.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•  Call toll free 1-800-652-VOTE (8683) in the United States or Canada any  time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the simple instructions provided by the recorded message.

To vote using the Internet • Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or internet must be received by 1:00 a.m., Central Time, on April 25, 2006.

THANK YOU FOR VOTING